                                                                     Exhibit 2.2
===============================================================================

                           FIRST AMENDED AND RESTATED

                      ASSET PURCHASE AND MERGER AGREEMENT

                                     among

                          CROWN NETWORK SYSTEMS, INC.,

                          CROWN MOBILE SYSTEMS, INC.,

                                ROBERT A. CROWN,

                                 BARBARA CROWN

                                      and

                          CASTLE ACQUISITION CORP. I,

                          CASTLE ACQUISITION CORP. II,

                           CASTLE TOWER HOLDING CORP.


                                 July 11, 1997,

                   as amended and restated on August 14, 1997


===============================================================================

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE 1.  Purchase and Sale of Assets; Assumption of Liabilities...........  2
 1.1. Crown Communications Assets............................................  2
 1.2. Excluded Assets........................................................  5
 1.3. Assumption of Certain Liabilities; Excluded Liabilities................  6
 1.4. Advance Payment; Payment of Purchase Price.............................  7
 1.5. Certain Definitions....................................................  8
 1.6. Transfer of Section 1.6 Assets.........................................  8
 1.7. Certain FCC Licenses................................................... 10

ARTICLE 2.  The Merger Transactions.......................................... 11
 2.1. The Mergers Generally.................................................. 11
 2.2. Conversion of Shares................................................... 12
 2.3. Surrender and Payment.................................................. 13

ARTICLE 3.  Due Diligence Investigation...................................... 14
 3.1. Due Diligence Investigation Generally.................................. 14
 3.2. Interim Financial Statements........................................... 14

ARTICLE 4.  Closing; Deliveries of the Parties at Closing.................... 15
 4.1. The Closing............................................................ 15
 4.2. Deliveries at the Closing by the Crown Parties......................... 15
 4.3. Deliveries at the Closing by Buyer..................................... 16
 4.4. Time is of the Essence................................................. 18

ARTICLE 5.  Representations and Warranties of the Crown Parties.............. 18
 5.1. Corporate Status; Authority............................................ 18
 5.2. Corporate Action....................................................... 18
 5.3. Authority; Execution................................................... 19
 5.4. No Conflicts........................................................... 19
 5.5. Capitalization of Network.............................................. 20
 5.6. Capitalization of Mobile............................................... 20
 5.7. Equity Interests....................................................... 20
 5.8. Title to the Crown Stock............................................... 21
 5.9. Financial Statements................................................... 21
 5.10. No Undisclosed Liabilities............................................ 22
 5.11. Absence of Certain Changes or Events.................................. 22
 5.12. Licenses.............................................................. 23
 5.13. Sufficiency of Assets................................................. 24
 5.14. Assets Other than Real Property Interests............................. 24
 5.15. Title to Real Property................................................ 25
 5.16. Intellectual Property................................................. 25

 5.17. Employees............................................................. 26
 5.18. Litigation............................................................ 28
 5.19. Brokers............................................................... 28
 5.20. Contracts............................................................. 28
 5.21. Compliance with Laws.................................................. 30
 5.22. Environmental Matters................................................. 30
 5.23. Taxes................................................................. 32
 5.24. Insurance............................................................. 33
 5.25. Accounts Receivable................................................... 34
 5.26. Securities Act........................................................ 34
 5.27. Transactions with Affiliates.......................................... 34
 5.28. Disclosure............................................................ 34

ARTICLE 6.  Representations and Warranties of Buyer.......................... 35
 6.1. Corporate Status; Authority............................................ 35
 6.2. Corporate Action....................................................... 35
 6.3. No Conflicts........................................................... 35
 6.4. Capitalization of Buyer and its Subsidiaries and CTSH and its
      Subsidiaries........................................................... 36
 6.5. Equity Interests....................................................... 38
 6.6. Financial Statements................................................... 38
 6.7. No Undisclosed Liabilities............................................. 39
 6.8. Absence of Certain Changes or Events................................... 39
 6.9. Licenses............................................................... 39
 6.10. Assets Other than Real Property Interests............................. 40
 6.11. Title to Real Property................................................ 41
 6.12. Intellectual Property................................................. 41
 6.13. Employees............................................................. 42
 6.14. Litigation............................................................ 43
 6.15. Brokers............................................................... 44
 6.16. Contracts............................................................. 44
 6.17. Compliance with Laws.................................................. 46
 6.18. Environmental Matters................................................. 46
 6.19. Taxes................................................................. 47
 6.20. Insurance............................................................. 48
 6.21. Disclosure............................................................ 48

ARTICLE 7.  Covenants of Sellers............................................. 48
 7.1. Operation of the Business.............................................. 49
 7.2. Consents............................................................... 51
 7.3. Notice of Proceedings.................................................. 52
 7.4. No Solicitation........................................................ 52
 7.5. Cooperation............................................................ 52

ARTICLE 8.  Covenants of Buyer............................................... 53
 8.1. Operation of the Business.............................................. 53
 8.2. Notice of Proceedings.................................................. 54


 8.3. Corporate Name and Symbol.............................................. 54
 8.4. Liquidity Provision.................................................... 55

ARTICLE 9.  Mutual Covenants of the Parties.................................. 55
 9.1. Executive Compensation................................................. 55
 9.2. Hart-Scott-Rodino...................................................... 55
 9.3. Access to Facilities, Files and Records................................ 56
 9.4. Advice of Changes...................................................... 56
 9.5. Consummation of Agreement.............................................. 56
 9.6. No Solicitation of Employees........................................... 56
 9.7. Standstill............................................................. 56

ARTICLE 10.  Conditions to the Obligations of the Crown Parties.............. 58
 10.1. No Buyer Material Adverse Effect; Representations and Warranties and
       Covenants............................................................. 58
 10.2. Proceedings........................................................... 58
 10.3. Hart-Scott-Rodino..................................................... 58
 10.4. Deliveries............................................................ 58

ARTICLE 11.  Conditions to the Obligations of Buyer, CAC I and CAC II........ 59
 11.1. No Crown Material Adverse Effect; Representations, Warranties and
       Covenants............................................................. 59
 11.2. Proceedings........................................................... 59
 11.3. Hart-Scott-Rodino..................................................... 59
 11.4. Deliveries............................................................ 59
 11.5. Robert A. Crown....................................................... 60
 11.6. Uminski Employment Agreement.......................................... 60
 11.7. FCC Authorization..................................................... 60

ARTICLE 12.  Survival of Representations and Warranties...................... 60
 12.1. Survival.............................................................. 60
 12.2. Indemnification....................................................... 60

ARTICLE 13  Tax-Related Matters.............................................. 64
 13.1. Closing of Tax Year................................................... 64
 13.2. Filing of Tax Returns................................................. 64
 13.3. Tax Audits, Etc....................................................... 65
 13.4. Tax Indemnification................................................... 66
 13.5. Transfer Taxes, Etc................................................... 67
 13.6. Tax Certificate....................................................... 67
 13.7. Tax Agreements........................................................ 67
 13.8. Access to Books and Records........................................... 67
 13.9. Allocation of Crown Value............................................. 68
 13.10. Survival............................................................. 68

ARTICLE 14  Miscellaneous.................................................... 68
 14.1. Termination of Agreement.............................................. 68
 14.2. Liabilities Upon Termination.......................................... 69


 14.3. Expenses.............................................................. 69
 14.4. Bulk Sales Laws....................................................... 69
 14.5. Assignments........................................................... 69
 14.6. Further Assurances.................................................... 70
 14.7. Public Announcement................................................... 70
 14.8. Notices............................................................... 70
 14.9. Captions.............................................................. 71
 14.10. Governing Law........................................................ 71
 14.11. Waiver of Provisions................................................. 71
 14.12. Counterparts......................................................... 72
 14.13. Entire Agreement..................................................... 72
 14.14. Confidentiality...................................................... 72
 14.15. Submission to Jurisdiction; Waivers.................................. 72
 14.16. Brokers or Finders................................................... 73
 14.17. Specific Performance................................................. 73
 14.18. Definitions; Construction............................................ 73
 14.19. No Third Party Beneficiaries......................................... 74


                                    EXHIBITS
                                    --------

Exhibit A        Excluded Personal Property
Exhibit B        Note
Exhibit C        Buyer EBITDA
Exhibit D        Acquired Business EBITDA
Exhibit E        Shareholder Agreement
Exhibit F        FCC Letter Agreement
Exhibit G        Crown Name Agreement
Exhibit H        Tower Agreement

                                   SCHEDULES
                                   ---------

Schedule 1.1(c)  Excluded Real Property
Schedule 1.1(d)  Excluded Contracts
Schedule 1.6     Schedule 1.6 Towers
Schedule 1.7     Excluded License
Schedule 5.4     No Conflicts - Crown
Schedule 5.7     Equity Interests - Crown
Schedule 5.9     Financial Statements - Crown
Schedule 5.11    Absence of Certain Changes - Crown
Schedule 5.12    Licenses - Crown
Schedule 5.14    Personal Property and Liens - Crown
Schedule 5.15    Real Property - Crown
Schedule 5.16    Intellectual Property - Crown
Schedule 5.17    Employee Matters - Crown

Schedule 5.18    Litigation - Crown
Schedule 5.20    Contracts - Crown
Schedule 5.21    Compliance With Laws - Crown
Schedule 5.22    Environmental Matters - Crown
Schedule 5.23(b) Tax Returns - Crown
Schedule 5.23(c) Taxing Jurisdictions - Crown
Schedule 5.24    Insurance - Crown
Schedule 5.27    Transactions with Affiliates - Crown
Schedule 6.3     No Conflicts - Buyer
Schedule 6.4(a)  Capitalization of Buyer's Subsidiaries
Schedule 6.4(b)  Capitalization of CTSH's Subsidiaries
Schedule 6.5     Equity Interests - Buyer
Schedule 6.6(a)  Financial Statements - Buyer
Schedule 6.6(b)  Financial Statements - CTSH
Schedule 6.7     No Undisclosed Liabilities - Buyer
Schedule 6.9     Licenses - Buyer
Schedule 6.10    Liens - Buyer
Schedule 6.11    Real Property - Buyer
Schedule 6.12    Intellectual Property - Buyer
Schedule 6.13    Employee Matters - Buyer
Schedule 6.14    Litigation - Buyer
Schedule 6.16    Contracts - Buyer
Schedule 6.17    Compliance With Laws - Buyer
Schedule 6.18    Environmental Matters - Buyer
Schedule 6.20    Insurance - Buyer
Schedule 9.1     Key Employees
Schedule 13.9    Allocation of Crown Value

                              Table of Definitions


Term                                                                     Section
----                                                                     -------
Acquired Business                                                            1.5
Acquisition Financing                                                        7.5
Advance Payment                                                         recitals
Affiliate                                                               14.18(a)
Amended and Restated Credit Agreement                                     4.2(j)
Assumed Contracts                                                         1.1(d)
Assumed Liabilities                                                       1.3(a)
BANM                                                                      1.6(b)
BANM Notice                                                               1.6(b)
Bank Credit Agreement                                                        6.3
BBC Agreement                                                                6.3
Bell Atlantic Agreement                                                   1.6(b)
Bell Atlantic Property                                                    1.6(b)
BellSouth                                                                 1.6(c)
BellSouth Agreement                                                       1.6(c)
BellSouth Property                                                        1.6(c)
Benefit Plan                                                             5.17(c)
Buyer                                                                   preamble
Buyer Audited Statements                                                  6.6(a)
Buyer Benefit Plan                                                       6.13(c)
Buyer's Damages                                                          12.2(a)
Buyer Environmental Audits                                               6.18(a)
Buyer Financial Statements                                                6.6(a)
Buyer Interim Financial Statements                                        3.2(b)
Buyer Leased Property                                                       6.11
Buyer Material Adverse Effect                                                6.1
Buyer Owned Property                                                        6.11
Buyer Permitted Liens                                                    6.19(a)
Buyer Properties                                                         6.10(a)
Buyer Property                                                              6.11
Buyer Scheduled Contract                                                    6.16
Buyer Transaction Documents                                               4.3(k)
CAC I                                                                   preamble
CAC II                                                                  preamble
CAC III                                                                   1.4(b)
Cash and Investments                                                      1.1(k)
Castle A Common Stock                                                        6.4
Castle B Common Stock                                                     1.4(b)


Term                                                                     Section
----                                                                     -------
Closing                                                                   4.1(a)
Closing Date                                                              4.1(a)
Code                                                                    recitals
Communications Act                                                          5.12
Compensating Incremental Amount                                           1.6(g)
Contracts                                                                 1.1(d)
Crown Audited Statements                                                  5.9(a)
Crown Benefit Plan                                                       5.17(c)
Crown Communications Assets                                                  1.1
Crown Communications Business                                           recitals
Crown Environmental Audits                                               5.22(a)
Crown Financial Statements                                                5.9(b)
Crown Interim Financial Statements                                        3.2(a)
Crown Leased Property                                                       5.15
Crown Material Adverse Effect                                                5.1
Crown Name Agreement                                                      4.2(i)
Crown Owned Property                                                        5.15
Crown Parties                                                           preamble
Crown Permitted Liens                                                    5.14(a)
Crown Permitted Real Estate Liens                                           5.15
Crown Properties                                                            5.15
Crown Property                                                              5.15
Crown Stock                                                           2.2(a)(ii)
Crown Symbol                                                              1.1(e)
Crown Territory                                                           9.7(a)
Crown Transaction Documents                                               4.2(g)
Crown Unaudited Statements                                                5.9(a)
Crowns                                                                  preamble
CTSH                                                                    recitals
CTSH Audited Statements                                                   6.6(b)
CTSH Financial Statements                                                 6.6(b)
CTSH Interim Financial Statements                                         3.2(b)
CTSH Stock                                                                6.4(b)
December 31 Crown Balance Sheets                                         5.14(a)
December 31 Buyer Balance Sheet                                          6.10(a)
Due Diligence Completion Date                                                3.1
Easement Agreement                                                        4.2(k)
EBITDA                                                                       3.1
Effective Time                                                            2.1(b)
Environmental Laws                                                       5.22(c)
Environmental Permits                                                    5.22(b)
ERISA                                                                    5.17(c)
Excluded Assets                                                              1.2


Term                                                                     Section
----                                                                     -------
Excluded Contracts                                                        1.1(d)
Excluded License                                                             1.7
Excluded Liabilities                                                  1.3(b)(ii)
Excluded Real Property                                                    1.1(c)
FAA                                                                         5.12
FCC Letter Agreement                                                      4.2(h)
Final S Tax Period(s)                                                       13.1
GAAP                                                                      5.9(b)
Governmental Entity                                                       1.1(a)
Hart-Scott-Rodino Act                                                        5.4
Hazardous Material                                                       5.22(c)
Incremental Amount                                                        1.6(e)
Indemnified Party                                                        12.2(e)
Intellectual Property                                                     1.1(e)
IRS                                                                      5.17(g)
Licenses                                                                  1.1(a)
Liens                                                                        1.1
Loss                                                                     12.2(c)
Merger Consideration                                                      2.2(c)
Mergers                                                                 recitals
Mobile                                                                  preamble
Mobile Common Stock                                                   2.2(a)(ii)
Mobile Merger                                                           recitals
Mobile Merger Consideration                                               2.2(c)
Mobile Share                                                                 5.6
Mobile Surviving Corporation                                              2.1(a)
Network                                                                 preamble
Network Common Stock                                                   2.2(a)(i)
Network Merger                                                          recitals
Network Merger Consideration                                              2.2(c)
Network Shares                                                               5.5
Network Surviving Corporation                                             2.1(a)
New Business                                                                 9.7
Note                                                                      1.4(b)
PBCL                                                                      2.1(a)
PCBs                                                                     5.22(b)
Person                                                                  14.18(a)
Pledge Agreement                                                          9.7(c)
Pre-Closing Tax Return                                                   13.2(a)
Preferred Stock                                                              6.4
Property Taxes                                                           13.4(i)
Purchase Price                                                            1.4(a)
Real Property                                                             1.1(c)


Term                                                                     Section
----                                                                     -------
Receivables                                                               1.1(g)
Related Person                                                           5.20(i)
Release                                                                  5.22(c)
Representative                                                          14.18(a)
Restricted Activities                                                     9.7(a)
Returns                                                                  5.23(a)
Schedule 1.6 Towers                                                       1.6(a)
Section 1.6 Asset                                                         1.6(d)
Section 1.6 Assets                                                        1.6(d)
Securities Act                                                              5.26
Sellers                                                                 preamble
Sellers' Damages                                                         12.2(b)
Seller Scheduled Contract                                                   5.20
Shareholder Agreement                                                     4.2(f)
Straddle Period                                                             13.4
Subsidiary                                                              14.18(a)
Tax Amount                                                                1.4(a)
Tax Controversy                                                             13.3
Tax Indemnification Period                                                  13.4
Taxes                                                                    5.23(a)
Third Party Claim                                                        12.2(e)

                         FIRST AMENDED AND RESTATED ASSET PURCHASE AND MERGER
               AGREEMENT dated as of July 11, 1997, as amended and restated on August 14, 1997, among Crown Network Systems, Inc., a Pennsylvania corporation ("Network"), Crown Mobile Systems, Inc.,
                                          -------
               a Pennsylvania corporation ("Mobile"), Robert A. Crown,
                                            ------
               individually and as a shareholder of Network and Mobile, Barbara Crown, individually and as a shareholder of Network and Mobile (Robert A. Crown and Barbara Crown, referred to together as "Sellers" or the "Crowns" and, the Crowns, individually and d/b/a
               --------          ------
               Crown Communications, together with Network and Mobile, referred to as the "Crown Parties"), Castle Acquisition Corp. I, a
                          -------------
               Pennsylvania corporation ("CAC I"), Castle Acquisition Corp. II,
                                          -----
               a Pennsylvania corporation ("CAC II"), and Castle Tower Holding
                                            ------
               Corp., a Delaware corporation ("Buyer").
                                               -----


                                   RECITALS:
                                   --------

     1. Sellers own and operate a communications site acquisition, ownership, design, development, construction, management and servicing business that operates under the name of Crown Communications (the "Crown Communications
                                                      --------------------
Business"), including certain real estate, leases, licenses, management
--------
agreements, towers, contracts and other assets described in more detail below. Sellers also own and operate Network and Mobile.

     2. Sellers desire to sell, assign and transfer to Buyer, and Buyer desires to purchase from Sellers, all the assets and properties used or held for use in connection with the Crown Communications Business, all as described in more detail below, all on the terms and subject to the conditions described herein. In connection therewith, Buyer will assume certain liabilities and obligations of the Crown Communications Business as further described herein.

     3. Simultaneously with the sale of assets described above, the parties intend to effect a merger of CAC I with and into Network, with Network being the surviving corporation (the "Network Merger"), and a merger of CAC II with and
                            --------------
into Mobile, with Mobile being the surviving corporation (the "Mobile Merger")
                                                               -------------
and, together with the Network Merger, the "Mergers").
                                            -------
     4. It is the intention of the parties that for United States Federal income tax purposes each of the Mergers shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code") and that the purchase of the Crown Communications Business will be a
 ----
taxable transaction.

     5. It is the further intention of the parties, promptly following the execution and delivery of this Agreement and the receipt by Sellers of an advance payment by Buyer in the amount of $10,000,000 (the "Advance Payment"),
                                                            ---------------
by wire transfer of immediately available Pittsburgh funds to an account specified by Sellers, that Sellers, on the one part, and Buyer, on the other part, each shall commence a confirmatory due diligence investigation, including a review of the businesses, assets, operations, properties, condition (financial and otherwise), contingent liabilities, prospects (including projected EBITDA (as defined herein)) and material agreements of the Buyer and its Subsidiaries and Castle Transmission Services (Holdings) Ltd. ("CTSH") and its Subsidiaries by Sellers and of the Crown Communications
  ----
Business, Network and Mobile by Buyer. The closing of the transactions contemplated hereby shall be subject to the satisfactory completion of such investigation as more fully set forth in Article 3, and the disposition of the Advance Payment shall be as more fully set forth in Sections 1.4 and 14.2.

     6. Buyer has advised Sellers that it intends to complete a reorganization of equity interests in CTSH such that, upon completion thereof, Buyer or its successor will hold at least a majority of the outstanding equity interests of CTSH; provided, however, that in no event shall the completion by Buyer of such
      --------  -------
a reorganization be deemed to constitute a condition to Sellers' obligation to close the transaction contemplated hereby.


     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:


                                   ARTICLE 1.


             Purchase and Sale of Assets; Assumption of Liabilities
             ------------------------------------------------------


     1.1.  Crown Communications Assets. Subject to and in reliance upon the
           ---------------------------
representations, warranties and agreements herein set forth, and subject to the terms and conditions herein contained, on the Closing Date (as defined herein) (or (x) in the case of the purchase by Buyer of any Section 1.6 Assets, on the date specified in Section 1.6 or (y) in the case of the FCC Licenses listed on
Schedule 1.7, on the date specified in Section 1.7), Sellers shall grant, convey, sell, assign, transfer and deliver to Buyer, and Buyer shall purchase, free and clear of all liabilities and obligations, as well as all covenants, restrictions, mortgages, liens, security interests, claims, pledges, easements, assignments, subleases, covenants, rights-of-way, options, rights of refusal, charges, leases, licenses, defects in title, encumbrances and any other restriction of any kind or nature (collectively, "Liens") except only those
                                                  -----
liabilities, obligations and Liens which are to be assumed by Buyer pursuant to
Section 1.3 hereof and except Crown Permitted Liens (as defined herein) and Crown Permitted Real Estate Liens (as defined herein), all properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, wherever located, including the Crown Communications Business as a going concern and goodwill, that are owned by Sellers and used or held for use in connection with the Crown Communications Business (the "Crown Communications Assets"), except for those assets which are
               ---------------------------
expressly excluded pursuant to Section 1.2 hereof, and except for any Section
1.6 Assets with respect to which BANM or BellSouth (each as defined herein) shall have exercised its right of first refusal. Without limiting the foregoing, the Crown Communications Assets shall include the following:

           (a)  Licenses and Authorizations. All licenses, permits, franchises,
                ---------------------------
certificates of compliance, consents, approvals and authorizations by any Federal, state or local government or any subdivision thereof or any court, administrative agency or commission or other governmental agency or authority (a "Governmental Entity") (and including the FCC Licenses
 -------------------
listed on Schedule 1.7, if such FCC Licenses are transferred to Buyer in accordance with Section 1.7) (all the foregoing, including any renewals, extensions or modifications thereof and additions thereto and any pending applications therefor, being referred to herein as "Licenses") that are held by
                                                    --------
Sellers and used or held for use in connection with the Crown Communications Business, including those Licenses listed on Schedule 5.12, together with any Licenses acquired as permitted by the terms of this Agreement between July 11, 1997 and the Closing Date.

     (b)   Tangible Personal Property. All physical assets, equipment, vehicles,
           --------------------------
furniture, fixtures, office materials and supplies, spare parts, and other tangible personal property of every kind and description owned, leased or licensed by Sellers as of July 11, 1997 and used or held for use in connection with the Crown Communications Business, including those items described generally on Schedule 5.14 (and including any Section 1.6 Assets, if and to the extent transferred to Buyer in accordance with Section 1.6), and any additions, improvements, replacements and alterations thereto made as permitted by the terms of this Agreement between July 11, 1997 and the Closing Date, in each case other than any tangible personal property consumed in the ordinary course of business and operations of the Crown Communications Business from July 11, 1997 to the Closing Date.

     (c)   Real Property.  All land and leaseholds, and other estates in real
           -------------
property and appurtenances thereto, and all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, appurtenances, licenses, permits and other rights pertaining to or accruing to the benefit of such real property and leasehold interests and estates in real property, buildings, towers, transmitters, antennae and warehouses, and fixtures and improvements thereon (and including any Section 1.6 Assets, if and to the extent transferred to Buyer in accordance with Section 1.6) ("Real Property") owned, leased or licensed by Sellers as of July 11, 1997
       -------------
and used or held for use in connection with the Crown Communications Business, including those described generally on Schedule 5.15, and any additions, improvements, replacements and alterations thereto made as permitted by the terms of this Agreement between July 11, 1997 and the Closing Date, but excluding the Real Property listed on Schedule 1.1(c) (the "Excluded Real
                                                            -------------
Property").
--------

     (d)   Contracts.  All contracts, leases, licenses (other than Licenses),
           ---------
indentures, agreements, commitments and all other legally binding arrangements, whether oral or written, express or implied (and including any Section 1.6 Assets, if and to the extent transferred to Buyer in accordance with Section 1.6) ("Contracts") entered into in connection with the Crown Communications
       ---------
Business, including those listed on Schedule 5.20, together with all Contracts entered into as permitted by the terms of this Agreement between July 11, 1997 and the Closing Date (collectively, the "Assumed Contracts"), but excluding the
                                         -----------------
Contracts listed on Schedule 1.1(d) (the "Excluded Contracts").
                                          ------------------

     (e)   Trademarks, etc. All trademarks (registered or unregistered), service
           ---------------
marks, franchises, patents, trade names, jingles, slogans, and logotypes, copyrights and other intangible rights, including any applications therefor and other material intellectual property and proprietary rights, whether or not subject to statutory registration or protection (the "Intellectual Property"),
                                                      ---------------------
in each case owned, leased or licensed by Sellers and used or held for use as of July 11, 1997 in connection with the Crown Communications Business, including the current

Crown corporate symbol (the "Crown Symbol") and other Intellectual Property
                             ------------
described generally on Schedule 5.16, and any Intellectual Property acquired by Sellers in connection with the Crown Communications Business as permitted by the terms of this Agreement between July 11, 1997 and the Closing Date.

     (f)   Files and Records.  All files, records, books of account, general,
           -----------------
financial, accounting and personnel records, invoices, computer programs, tapes, electronic data processing software, customer and supplier lists, correspondence and other records of Sellers used or held for use by or otherwise relating to the Crown Communications Business.

     (g)   Prepaid Expenses and Receivables; Other Current Assets.  All prepaid
           ------------------------------------------------------
expenses (other than prepaid Taxes (as defined in Section 5.23)) and notes and accounts receivable ("Receivables") and any other current assets arising in
                      -----------
connection with the Crown Communications Business and existing on the Closing Date.

     (h)   Security Deposits.  All security deposits held by third parties for
           -----------------
the benefit of the Crown Communications Business on the Closing Date.

     (i)   Claims. All rights, claims, credits or causes of action against third
           ------
parties relating to or arising out of the Crown Communications Business, except any and all claims of Sellers for refunds of Taxes paid or attributable to a taxable period (or portion thereof) ending on or prior to the Closing, and except for any claims relating to or arising out of the matters described in clause (i) of Section 1.3(b).

     (j)   Goodwill.  All Sellers' goodwill in, and the going concern value of,
           --------
the Crown Communications Business.

     (k)   Cash and Investments.  All cash on hand or in bank accounts and other
           --------------------
cash items, cash equivalents and short-term investments (collectively, "Cash and
                                                                        --------
Investments") held in connection with the Crown Communications Business on the
-----------
Closing Date.

     (l)   Insurance.  All insurance policies and insurance contracts listed on
           ---------
Schedule 5.24 with respect to coverage provided from and after the Closing Date, together with any claim, chose in action or other right Sellers may have to insurance coverage under past and present insurance policies and insurance contracts (including the insurance policies and insurance contracts listed on Schedule 5.24) insuring the Crown Communications Business with respect to any and all Crown Communications Assets and Assumed Liabilities, in each case together with any proceeds received by Sellers from any such policy or contract after Closing with respect to any Crown Communications Assets or any Assumed Liabilities to the full extent that such assignment and conveyance is permissible under the law and under such insurance policies and insurance contracts.

     Notwithstanding the foregoing: (i) Sellers shall retain the rights to make claims under, and to receive insurance proceeds from, the insurance policies and insurance contracts and any proceeds thereof insuring the Crown Communications Business, including those listed on Schedule 5.24, to the extent that such insurance policies and contracts provide coverage for any

Excluded Asset (as herein defined) and Excluded Liability (as herein defined), including but not limited to the matters described in clause (i) of Section 1.3(b), together with any proceeds received by Buyer from any such policy or contract after Closing to the extent such proceeds are with respect to any Excluded Assets or Excluded Liabilities; (ii) in the event that Sellers seek to recover for loss to an Excluded Asset or for an Excluded Liability under insurance policies or insurance contracts covering the Crown Communications Business, Sellers shall be responsible for satisfying any and all deductibles or self-insurance obligations applicable to such claim for coverage of a loss to an Excluded Asset or for coverage of an Excluded Liability; (iii) in the event that Buyer seeks to recover a loss to a Crown Communications Asset or for an Assumed Liability under any insurance policies or contracts covering the Crown Communications Business, Buyer shall be responsible for satisfying any and all deductibles or any self-insurance obligations applicable to such claim for coverage of a loss to a Crown Communication Asset or for an Assumed Liability; and (iv) in the event that Sellers and Buyer both make claims for coverage under the same insurance policy and insufficient policy limits are available to satisfy both claims, the earlier-presented claim shall take priority and shall be satisfied before the later-presented claim, which shall be satisfied only to the extent available policy limits remain for such later-presented claim. Sellers hereby represent and warrant to Buyer that, except for the matters referred to in Section 1.3(b)(i) and except for workers compensation, automobile insurance and inland marine claims in the ordinary course of business, there are no outstanding claims under any past or present insurance policy or insurance contract insuring the Crown Communications Business and, to the knowledge of Sellers, there are not any existing facts or circumstances that could reasonably be expected to form the basis of or give rise to any claim under any such insurance policy or insurance contract.


     1.2.  Excluded Assets. The following shall be excluded from the Crown
           ---------------
Communications Assets and retained by Sellers (the "Excluded Assets"):
                                                    ---------------
           (a) Certain Claims. Any and all claims of Sellers for refunds of
               --------------
Taxes paid or attributable to a taxable period (or portion thereof) ending on or prior to the Closing, and any and all claims relating to or arising out of the matters described in clause (i) of Section 1.3(b);

           (b) Certain Personal Property. All items of personal property listed
               -------------------------
on Exhibit A;

           (c) Section 1.6 Assets. Any Section 1.6 Assets with respect to which
               ------------------
BANM or BellSouth, as the case may be, shall have exercised its right of first refusal;

           (d) Excluded Real Property.  All Excluded Real Property; and
               ----------------------

           (e) Excluded Contracts.  All Excluded Contracts.
               ------------------


     1.3.  Assumption of Certain Liabilities; Excluded Liabilities.
           -------------------------------------------------------

           (a) Upon the terms and subject to the conditions of this Agreement, effective as of the Closing Date (and, with respect to any Assumed Contracts or other liabilities and obligations relating to or arising out of the Section 1.6 Assets, on the date the relevant Section 1.6

Assets are transferred to Buyer pursuant to Section 1.6), Buyer shall assume and agree to pay, perform and discharge when due, and indemnify Sellers and hold each of them harmless from the following liabilities and obligations of the Crown Communications Business (the "Assumed Liabilities"):
                                    -------------------

               (i) outstanding indebtedness of the Crown Communications Business, including approximately $20.5 million in the aggregate outstanding as of May 31, 1997 and additional indebtedness incurred thereafter in the ordinary course of business; provided, however, that the
                                                    --------  -------
     aggregate amount of outstanding indebtedness assumed will not exceed (A) $25 million, plus (B) the aggregate amount of any additional indebtedness incurred with the written consent of Buyer pursuant to Section 7.1.

               (ii) trade payables and other accounts payable reflected on the balance sheet as of June 30, 1997 of Crown Communications included as part of the Crown Interim Financial Statements (as defined herein) and those arising thereafter in the ordinary course of business consistent with past practice (including trade payables and other accounts payable relating to or arising out of the Section 1.6 Assets, if and to the extent the relevant
     Section 1.6 Assets are transferred to Buyer in accordance with Section
     1.6);

               (iii) all liabilities and obligations of Sellers arising under or relating to the Assumed Contracts (including Assumed Contracts relating to the Section 1.6 Assets, if and to the extent the relevant Section 1.6 Assets are transferred to Buyer in accordance with Section 1.6); and

               (iv) all other liabilities and obligations of Sellers arising in the ordinary course of business consistent with past practice, up to $2 million in the aggregate (including other liabilities and obligations relating to or arising out of the Section 1.6 Assets, if and to the extent the relevant Section 1.6 Assets are transferred to Buyer in accordance with
     Section 1.6).

           (b) Buyer shall in no event assume, nor shall it be liable for:

               (i) all liabilities and obligations of the Sellers arising under, relating to or based on (x) three lawsuits filed in the United States District Court for the Western District of Pennsylvania which have been consolidated at Civil Action No. 95-639 and which are captioned: (A) Kimberly Minto, Guardian and next-of-kin of Terry R. Frye, an incapacitated
     ---------------------------------------------------------------------------
     person, plaintiff v. Bell Atlantic Mobile Systems, Inc., UNR-ROHN, a
     --------------------------------------------------------------------
     division of UNR Industries, Inc. v. Crown Corporation, Crown Communications
     ---------------------------------------------------------------------------
     and Crown Network Systems, Inc., at No. C.A. 95-639; (B) William J. Bowser,
     ---------------------------------------------------------------------------
     Plaintiff, v. Bell Atlantic Mobile Systems, Inc., UNR-ROHN, a division of
     -------------------------------------------------------------------------
     UNR Industries, Inc., Defendants v. Crown Corporation, Crown Communications
     ---------------------------------------------------------------------------
     and Crown Network Systems, Inc., Third-Party Defendants, at No. C.A. 95-942
     ---------------------------------------------------------------------------
     and (C) Toby K. Jurecko V. Bell Atlantic Mobile Systems, Inc., UNR-ROHN, a
     --------------------------------------------------------------------------
     division of  UNR Indust., Inc., Defendants v. Crown, Crown Communications,
     --------------------------------------------------------------------------
     Third Party Defendant, at No. C.A. 97-260, or (y) the facts and
     -----------------------------------------
     circumstances or events relating to such lawsuits; and

           (ii) any other obligations or liabilities of Sellers of any nature whatsoever (whether express or implied, fixed or contingent, known or unknown) other than the Assumed Liabilities (all obligations and liabilities of Sellers under clauses (i) and (ii) of this paragraph are referred to herein collectively as the "Excluded Liabilities"). Without
                                             --------------------
     limiting the foregoing, Buyer shall not be deemed to assume any liabilities relating to or arising out of any Excluded Assets or any liabilities for any Taxes, other than liability for transfer taxes to the extent assumed by Buyer pursuant to Section 14.3.


     1.4. Advance Payment; Payment of Purchase Price.
          ------------------------------------------

          (a) The total consideration for the Crown Communications Assets (including the Section 1.6 Assets) shall consist of (i) the sum of (A) $100,000,000 plus (B) $1,229,828 (the "Tax Amount") in cash, (ii) 25,000 fully paid and nonassessable shares of Class B Common Stock, par value $0.01 per share, of Buyer (the "Castle B Common Stock"), and (iii) the assumption by Buyer
                      ---------------------
of the Assumed Liabilities (clauses (i), (ii) and (iii), collectively, the "Purchase Price"). The Advance Payment shall be applied at Closing against the
 --------------
cash portion of the Purchase Price, subject to the provisions of Article 3 and Sections 14.1 and 14.2.

          (b) On the Closing Date, Buyer shall pay, or cause to be paid, to Sellers for the Crown Communications Assets other than the Section 1.6 Assets
(i) by wire transfer of $15,000,000 ($25,000,000 less the Advance Payment) in immediately available Pittsburgh funds to an account specified by Sellers in writing at least two business days prior to the Closing, (ii) by delivery to Sellers of a negotiable promissory note of Buyer in substantially the form of Exhibit B (the "Note") and (iii) by delivery to Sellers of 12,667 shares of
                ----
Castle B Common Stock. The initial principal amount payable under the Note shall be equal to $2,582,970, which amount shall be subject to increase in accordance with Section 1.6. The Note shall be due on October 31, 1997 (subject to earlier maturity 30 days following demand, which demand may be made any time after September 15, 1997, as specified in the Note) and shall bear interest at the rate of 11 percent per annum, payable monthly commencing on the date that is one month following the Closing Date. Buyer's obligations under the Note will be secured by a first priority pledge of all of the outstanding capital stock of the Network Surviving Corporation and the Mobile Surviving Corporation (each as defined herein) and of a newly formed, wholly owned subsidiary of Buyer to be named "Crown Communication, Inc." ("CAC III"), which will, as of the Closing
                                    -------
Date, hold all of the Crown Communications Assets (other than the Section 1.6 Assets), and will assume all of the Assumed Liabilities (other than any Assumed Contracts or other liabilities and obligations relating to or arising out of the
Section 1.6 Assets). Buyer and Sellers agree to allocate the Purchase Price, together with the value of the Assumed Liabilities, as provided in Section 13.9. Sellers shall deliver to Buyer as soon as practicable after the execution of this Agreement, an estimate of the Tax Amount, and shall certify the Tax Amount to Buyer on the Closing Date, which certificate shall include a reasonably detailed calculation of the Tax Amount.


     1.5. Certain Definitions. For the avoidance of doubt, the Crown
          -------------------
Communications Business shall not include the capital stock, business, assets or liabilities of Network or Mobile. For all purposes of this Agreement, the Crown Communications Assets, the Assumed Liabilities and the capital stock, business, assets and liabilities of Network and Mobile are referred to herein as the "Acquired Business."
 -----------------

     1.6. Transfer of Section 1.6 Assets.
          ------------------------------

          (a) Sellers have advised Buyer that certain assets and properties relating to the towers listed on Schedule 1.6 (individually, a "Schedule 1.6
                                                                ------------
Tower" and, collectively, the "Schedule 1.6 Towers") are currently subject to
-----                          -------------------
rights of first refusal in favor of BANM and BellSouth (each as defined herein). Such assets and properties shall initially be retained by Sellers, subject to the provisions of this Section 1.6.

          (b) On or as promptly as practicable (and in any event within two business days) after the earlier to occur of (i) the date that is 45 days after the date on which Sellers shall have given notice (the "BANM Notice") under
                                                        -----------
Section 17 of the Bell Atlantic Agreement (as defined below) of the receipt by Sellers of a definitive offer to acquire the Bell Atlantic Property (as defined below) and (ii) the date on which Cellco Partnership, d/b/a Bell Atlantic/NYNEX Mobile, Pittsburgh SMSA, L.P. and Pennsylvania RSA 6(II), L.P. (individually and collectively, "BANM") notifies Sellers that it has elected not to exercise its
               ----
right of first refusal in accordance with Section 17 of the Master Tower Lease Agreement dated as of December 29, 1995, among Robert A. Crown, d/b/a Crown Communications and BANM (the "Bell Atlantic Agreement") with respect to any
                              -----------------------
"Property" (such term, as defined in the Bell Atlantic Agreement, being referred to herein collectively as the "Bell Atlantic Property"), Sellers shall grant,
                               ----------------------
convey, sell, assign, transfer and deliver to Buyer, and Buyer shall purchase, free and clear of all Liens except Crown Permitted Liens and Crown Permitted Real Estate Liens, (A) in the case of clause (i), all of the Bell Atlantic Property that has not been transferred to Buyer prior to such date, other than any of the Bell Atlantic Property with respect to which BANM shall have exercised such right of first refusal and, in the case of clause (ii), all Bell Atlantic Property with respect to which Sellers shall have been so notified, and
(B) the Bell Atlantic Agreement and all other Contracts listed on Schedule 1.6 relating to the Bell Atlantic Property. Sellers shall promptly notify Buyer of any notice received by Sellers that BANM has elected to exercise its right of first refusal (or that BANM has elected not to exercise such right of first refusal) with respect to any of the Bell Atlantic Property. Sellers shall furnish the BANM Notice to BANM as promptly as practicable and, in any event within ten days, after the Closing Date, and shall also keep Buyer informed on a timely basis of all discussions with BANM regarding such right of first refusal.

          (c) On or as promptly as practicable (and in any event within two business days) after the earlier to occur of (i) August 29, 1997 and (ii) the date on which BellSouth Mobility, Inc. ("BellSouth") notifies Sellers that it
                                         ---------
has elected not to exercise its right of first refusal in accordance with
Section 19 of the Option to Purchase Real Property and Perpetual Easements and Right of First Refusal dated as of September 22, 1992 between BellSouth and Robert A. Crown, d/b/a Crown Communications, and Barbara Crown (collectively, the "BellSouth Agreement") with respect to the tower or any other portion of the
     -------------------
real property described in the BellSouth Agreement (collectively, the "BellSouth
                                                                       ---------
Property"), Sellers shall grant, convey, sell, assign, transfer and deliver to
--------
Buyer, and Buyer shall purchase, free and clear of all Liens except Crown Permitted Liens and Crown Permitted Real Estate Liens, (A) in the case of clause
(i) all of the BellSouth Property that has not been transferred to Buyer prior to such date, other than any of the BellSouth Property with respect to which BellSouth has exercised such right of first refusal and, in the case of clause
(ii), all of the BellSouth Property with respect to which Sellers have been so notified, and (B) the BellSouth Agreement and all other Contracts listed on

Schedule 1.6 relating to the BellSouth Property. Sellers shall promptly notify Buyer of any notice received by Sellers that BellSouth has elected to exercise such right of first refusal (or that BellSouth has elected not to exercise such right of first refusal) with respect to any of the BellSouth Property. Sellers shall keep Buyer informed on a timely basis of all discussions with BellSouth regarding such right of first refusal.

          (d) The Bell Atlantic Property, the BellSouth Property, the Bell Atlantic Agreement, the BellSouth Agreement, and the other Contracts listed on
Schedule 1.6 are referred to herein individually as a "Section 1.6 Asset" and
                                                       -----------------
collectively as the "Section 1.6 Assets". Until the earlier to occur of (i) such
                     ------------------
time as any Section 1.6 Assets are transferred to Buyer in accordance with this
Section 1.6 and (ii) if BANM or BellSouth, as the case may be, elects to exercise its right of first refusal with respect to any such Section 1.6 Assets, the date on which such Section 1.6 Assets are transferred to BANM or BellSouth, as applicable, Sellers shall operate, or cause to be operated, the Section 1.6 Assets in the ordinary course of business consistent with the past practice and, without limiting the foregoing, Sellers shall use reasonable commercial efforts to (i) preserve their relationships with BANM, BellSouth and the other contracting parties to the Contracts listed on Schedule 1.6 and their current material relationships with others whom the Sellers have a material business or financial relationship relating to the Section 1.6 Assets and (ii) maintain the books and records relating to the Section 1.6 Assets in substantially the same manner as presently maintained, provided further, and not in limitation of the
                                -------- -------
foregoing, Sellers agree not to (A) create or assume any Lien on any of the
Section 1.6 Assets other than Crown Permitted Liens, Crown Permitted Real Estate Liens and Liens incurred in the ordinary course of business consistent with past practice, (B) agree to any modification, amendment, waiver, assignment, termination or relinquishment of any Contract, License or other right relating to the Section 1.6 Assets, (C) fail to make any material capital expenditures necessary to maintain the Section 1.6 Assets, (D) make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, fail to make any Tax payments or consent to extend or waive the limitations period applicable to any Tax claim or assessment, in each case with respect to any Section 1.6 Asset or (E) agree in writing or otherwise to take any of the actions prohibited by this Section 1.6(d).

          (e) Upon transfer of any Section 1.6 Asset to Buyer in accordance with this Section 1.6, (i) Sellers shall pay to Buyer an amount in cash equal to the net cash flow (as defined below) of Sellers attributable to ownership and operation of such Section 1.6 Assets from the Closing Date to the date of such transfer; (ii) the principal amount of the Note shall be increased in accordance with its terms by an amount equal to the sum of the principal amounts designated on Schedule 1.6 as the cash purchase price attributable to such Section 1.6 Assets (the amount of any such increase with respect to such transfer, an "Incremental Amount"); and (iii) Buyer shall issue and deliver to Sellers that
 ------------------
number of shares of Castle B Common Stock designated on Schedule 1.6 with respect to the applicable Section 1.6 Assets. For purposes of this Section 1.6(e), "net cash flow" of Sellers attributable to ownership and operation of any Section 1.6 Asset during the period from the Closing Date to the date of transfer of such Section 1.6 Asset to Buyer shall mean all cash and other proceeds received by Sellers in respect of such Section 1.6 Asset during such period less any out-of-pocket expenses paid by Sellers in compliance with any of their obligations under any Contract or other binding obligation applicable to such
Section 1.6 Asset during such period; provided that net cash flow shall not
                                      --------
include any Taxes attributable to the Section 1.6 Assets during such period which the parties agree shall be the responsibility of Sellers.

          (f) At such time as any Section 1.6 Asset is transferred to Buyer in accordance with this Section 1.6, such Section 1.6 Asset shall, for all purposes hereunder, be included among the Crown Communications Assets.

          (g) If (i) BANM exercises its right of first refusal with respect to any Bell Atlantic Property or (ii) BellSouth exercises its right of first refusal with respect to any BellSouth Property, Sellers shall be entitled to complete the sale of the relevant Section 1.6 Asset to BANM or BellSouth, as the case may be, and retain all proceeds of such sale, and Buyer shall not receive any of such proceeds. Not less than two business days prior to the date of transfer of any Section 1.6 Asset to BANM or BellSouth upon the exercise by BANM or BellSouth, as applicable, of its right of first refusal, Sellers shall notify Buyer in writing of all amounts received or to be received from BANM or BellSouth, as applicable, upon exercise of its right of first refusal with respect to such Section 1.6 Asset. If the aggregate of such amounts is less than the aggregate value designated on Schedule 1.6 with respect to such Section 1.6 Asset and if Buyer shall have consented to the sale of such Section 1.6 Assets to BANM or BellSouth, as applicable, for such lesser amounts, then effective on and as of the date of transfer of Section 1.6 Asset to BANM or BellSouth, as applicable, the principal amount of the Note shall be increased by the amount of such deficiency (the amount of any such increase with respect to such deficiency, a "Compensating Incremental Amount"). Unless Sellers transfer the
               -------------------------------
Section 1.6 Assets to Buyer in accordance with this Section 1.6, Sellers shall be entitled to retain all net cash flow attributable to the ownership and operation of the Section 1.6 Assets, and Buyer shall not receive any of such profits.

          (h) So long as the Note is outstanding, any Section 1.6 Assets purchased by Buyer pursuant to this Section 1.6 shall be held by CAC III, unless otherwise agreed in writing by Sellers.

     1.7. Certain FCC Licenses. The parties acknowledge that Crown
          --------------------
Communications will not have received a "special temporary authorization" from the FCC to assign and transfer the FCC Licenses listed on Schedule 1.7 to CAC III on the Closing Date as contemplated by this Agreement. Accordingly, the parties agree that such FCC Licenses shall be retained by Sellers until such time as such FCC approval (which approval need not be final FCC approval) to assign and transfer such FCC Licenses to CAC III shall have been obtained. Promptly upon receipt (and in any event within two business days) of such FCC approval to assign and transfer either of such FCC Licenses to CAC III, Sellers shall assign such FCC License to CAC III, free and clear of all Liens except Crown Permitted Liens. Until receipt of such FCC approval and assignment and transfer of such FCC Licenses to CAC III: (i) Sellers shall make the facilities of the stations authorized by such FCC Licenses available to CAC III on a fully paid, exclusive basis; (ii) Sellers agree not to (a) knowingly take any action that conflicts with or violates the terms and conditions of such FCC Licenses,
(b) create or assume any Lien on such FCC Licenses other than Crown Permitted Liens, (c) agree to any modification, amendment, waiver, assignment, termination or relinquishment of such FCC Licenses or any right relating thereto, or (d) agree in writing or otherwise to take any of the actions prohibited by this clause (ii); and (iii) Sellers shall cooperate with Buyer, and use commercially reasonable efforts, to cause such FCC approval to be obtained and shall not knowingly take any action that could result in any such FCC approval being denied.


                                  ARTICLE 2.


                            The Merger Transactions
                            -----------------------


     2.1.  The Mergers Generally.
           ---------------------

           (a) Upon the terms and subject to the conditions set forth herein, at the Effective Time (as defined below) (i) CAC I shall be merged with and into Network in accordance with the Pennsylvania Business Corporation Law (the "PBCL") and the separate corporate existence of CAC I shall thereupon cease and
 ----
(ii) CAC II shall be merged with and into Mobile in accordance with the PBCL and the separate corporate existence of CAC II shall thereupon cease. Network and Mobile shall be the surviving corporations in the Mergers (the "Network
                                                                -------
Surviving Corporation" and the "Mobile Surviving Corporation," respectively)
---------------------           ----------------------------
and shall continue to be governed by the laws of the Commonwealth of Pennsylvania. The Mergers shall have the effects set forth in Section 1929 of the PBCL.

           (b) Simultaneously with the Closing, Network and Mobile will file articles of merger with the Department of State of the Commonwealth of Pennsylvania and make all other filings or recordings required by the PBCL in connection with the Mergers. Each of the Mergers shall become effective at such time as the relevant articles of merger are duly filed with the Department of State of the Commonwealth of Pennsylvania or at such later time as is agreed by the parties and specified in the articles of merger (the "Effective Time").
                                                          --------------

           (c) The articles of incorporation and by-laws of the Network Surviving Corporation and the Mobile Surviving Corporation shall contain provisions substantially identical to those of the articles of incorporation and by-laws of CAC I and CAC II, respectively.

     2.2.  Conversion of Shares.
           --------------------

           (a) At the Effective Time:

               (i) each share of common stock, no par value, of Network (the "Network Common Stock") held by Network as treasury stock immediately prior
     ---------------------
     to the Effective Time shall, by virtue of the Network Merger and without any action on the part of the holder thereof, be canceled, and no Castle Common Stock (as defined herein) or other consideration shall be delivered in exchange therefor;

               (ii) each share of common stock, par value $1.00 per share, of Mobile (the "Mobile Common Stock" and, together with the Network Common
                  -------------------
     Stock, the "Crown Stock") held by Mobile as treasury stock immediately
                 -----------
     prior to the Effective Time shall, by virtue of the Mobile Merger and without any action on the part of the holder thereof, be canceled, and no Castle Common Stock or other consideration shall be delivered in exchange therefor;

               (iii) each share of common stock, par value $0.01 per share, of CAC I outstanding immediately prior to the Effective Time shall, by virtue of the Network Merger and without any action on the part of CAC I or the holder thereof, be converted into and become one share of common stock of the Network Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Network Surviving Corporation;

               (iv) each share of common stock, par value $0.01 per share, of CAC II outstanding immediately prior to the Effective Time shall, by virtue of the Mobile Merger and without any action on the part of CAC II or the holder thereof, be converted into and become one share of common stock of the Mobile Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Mobile Surviving Corporation;

               (v) each share of Network Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Network Merger and without any action on the part of the holder thereof, except as otherwise provided in Section 2.2(a)(i), be converted into the right to receive the number of fully paid and nonassessable shares of Castle B Common Stock equal to the Network Merger Consideration (as defined herein); and

               (vi) each share of Mobile Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Mobile Merger and without any action on the part of the holder thereof, except as otherwise provided in Section 2.2(a)(ii), be converted into the right to receive the number of fully paid and nonassessable shares of Castle B Common Stock equal to the Mobile Merger Consideration (as defined herein).

        (b) From and after the Effective Time, all shares of Crown Stock converted in accordance with Section 2.2(a)(v) or (vi) shall no longer be outstanding and shall, by virtue of the Mergers and without any action on the part of the holder thereof, automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration (as defined herein) and any dividends payable pursuant to Section 2.3(d). From and after the Effective Time, all certificates representing the common stock of CAC I or CAC II shall be deemed for all purposes to represent the number of shares of common stock of the Network Surviving Corporation or the Mobile Surviving Corporation, as the case may be, into which they were converted in accordance with Section 2.1(a)(iii) or
(iv).

        (c)    The "Network Merger Consideration" shall be 701,000 shares of
                    ----------------------------
Castle B Common Stock per outstanding share of Network Common Stock, and the "Mobile Merger Consideration" shall be 38,000 shares of Castle B Common Stock
 ---------------------------
per outstanding share of Mobile Common Stock (the Mobile Merger Consideration, together with the Network Merger

Consideration, the "Merger Consideration") which the parties agree represents an
                    --------------------
aggregate value of $54,000,000.


     2.3.  Surrender and Payment.
           ---------------------

           (a) At the Closing, Buyer shall cause the issuance of the Merger Consideration to the Sellers upon proper delivery of the outstanding Crown Stock. Buyer and Sellers contemplate that the exchange of Merger Consideration for certificates of Crown Stock will occur at the Closing.

           (b) Upon surrender to the Buyer of a certificate or certificates representing shares of the Network Common Stock or the Mobile Common Stock, the Crowns will be entitled to receive the Merger Consideration payable in respect of such shares and any dividends payable pursuant to Section 2.3(d). Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the Network Merger Consideration or the Mobile Merger Consideration, as applicable, and any dividends payable pursuant to Section 2.3(d).

           (c) After the Effective Time, there shall be no further registration of transfers of shares of Crown Stock. If, after the Effective Time, certificates representing such shares are presented to Network Surviving Corporation or Mobile Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 2.

           (d) No dividends or other distributions with respect to Castle B Common Stock issued in the Mergers shall be paid to the holders of any unsurrendered certificates representing shares of Crown Stock until such certificates are surrendered as provided in this Section 2.3. Subject to the effect of applicable laws, following the surrender of such certificates, there shall be paid, without interest, to the record holder of the Castle B Common Stock issued in exchange therefor at the time of such surrender, the amount of dividends or distributions with a record date after the Effective Date payable with respect to such whole shares of Castle B Common Stock prior to or on the date of such surrender and not previously paid, less the amount of any withholding taxes which may be required thereon.


                                  ARTICLE 3.

                          Due Diligence Investigation
                          ---------------------------


     3.1.  Due Diligence Investigation Generally. From July 11, 1997 through and
           -------------------------------------
including August 4, 1997 (the "Due Diligence Completion Date"), Sellers, on the
                               -----------------------------
one part, and the Buyer, on the other part, each shall have the opportunity to conduct a due diligence investigation of the business, assets, operations, properties, condition (financial and otherwise), contingent liabilities, prospects and material agreements of Buyer and its Subsidiaries and CTSH and its Subsidiaries (in the case of Sellers) and of the Crown Communications Business, Network and Mobile (in the case of Buyer) for the limited purposes of: (a) in the case of Sellers, (i) confirming the accuracy, in all material respects, of the Buyer's representations and warranties provided in Article 6, and (ii) confirming the 1998 projections of earnings before interest, taxes, depreciation and amortization

("EBITDA") of Buyer and its Subsidiaries and CTSH and its Subsidiaries set forth
  ------
in Exhibit C, within the parameters described below; and (b) in the case of Buyer, (i) confirming the accuracy, in all material respects, of the Crown Parties' representations and warranties provided in Article 5, (ii) confirming the 1998 projections of EBITDA for the Acquired Business set forth on Exhibit D, within the parameters described below, and confirming that the amount of indebtedness for borrowed money that is needed to generate such projected EBITDA does not exceed $25 million, (iii) determining, in good faith, that Buyer is reasonably satisfied in all material respects with the terms of all Contracts, Licenses and title to assets and properties of the Acquired Business, taken as a whole, including without limitation the assignability or risks associated with being unable to obtain consents to assignment of any of the Contracts, Licenses or other properties or assets of the Crown Communications Business, Mobile or Network (including any of the Contracts, Licenses or other properties or assets identified in the Sellers' disclosure schedules as containing restrictions on, or resulting in other adverse consequences upon, the transfer or assignment of such Contracts, Licenses or other properties or assets), and (iv) determining, in good faith, that Buyer is reasonably satisfied in all material respects with all environmental conditions affecting or relating to the Acquired Business and the business and operations thereof and the status of compliance by the Acquired Business with all Environmental Laws (as defined herein). For purposes of clauses (a)(ii) and (b)(ii) of this Section 3.1, such projected 1998 EBITDA will be deemed to have been confirmed if the Sellers or Buyer, as the case may be, determine(s), based upon such due diligence, that the projected 1998 EBITDA numbers of the other party are at least equal to ninety percent (90%) of the amount of EBITDA projected for such other party set forth on Exhibit C or D, respectively. In furtherance of the foregoing, each party shall comply at all times during the period from July 11, 1997 through and including the Closing Date with its respective obligations under Section 9.3.


     3.2.  Interim Financial Statements.
           ----------------------------

           (a) Sellers shall deliver to Buyer on or prior to July 18, 1997 the unaudited balance sheets of each of Crown Communications, Network and Mobile as of June 30, 1997, and the unaudited statements of income and cash flow of each of Crown Communications, Network and Mobile for the six months then ended, together with the notes to such interim financial statements (collectively, the "Crown Interim Financial Statements").
 ----------------------------------

           (b) Buyer shall deliver to Sellers on or prior to July 18, 1997 (i) the unaudited balance sheet of Buyer and its consolidated Subsidiaries as of June 30, 1997, and the statements of income and cash flow of Buyer and its subsidiaries for the six months then ended together with the notes to such interim financial statements (collectively, the "Buyer Interim Financial
                                                 -----------------------
Statements"), and (ii) the unaudited balance sheet of CTSH and its consolidated
----------
Subsidiaries as of June 30, 1997, and the unaudited profit and loss account and cash flow statement of CTSH and its Subsidiaries for the three months then ended together with the notes to such interim financial statements (collectively, the "CTSH Interim Financial Statements").
 ---------------------------------

                                   ARTICLE 4.


                 Closing; Deliveries of the Parties at Closing
                 ---------------------------------------------


     4.1.  The Closing.
           -----------

           (a) The consummation of the transactions provided for in this Agreement, which shall be deemed to occur at the Effective Time (the "Closing"),
                                                                      -------
and shall take place at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, PA 15222 at 10:00 A.M. on August 15, 1997 or, if the conditions to Closing set forth in Articles 10 and 11 shall not have been satisfied by such date, as soon as practicable after such conditions have been satisfied. The date on which the Closing shall occur is referred to herein as the "Closing Date."
     ------------

     4.2.  Deliveries at the Closing by the Crown Parties.  At the Closing,
           ----------------------------------------------
Sellers shall deliver to Buyer, CAC I, CAC II and CAC III:

           (a) bills of sale, endorsements, assignments, certificates of title and other good and sufficient instruments of sale, transfer and assignment in form and substance reasonably satisfactory to Buyer and its counsel sufficient to sell, transfer and assign to Buyer (or, if so instructed by Buyer, to CAC
III) all right, title and interest of Seller in and good and valid title to the Crown Communications Assets (other than Real Property owned by Sellers covered by (b) below), subject to Crown Permitted Liens;

           (b) one or more special warranty deeds with covenant against grantor's acts (or an equivalent form of deed suitable for recordation in the relevant jurisdictions), in form and substance reasonably satisfactory to Buyer and its counsel, but subject to all Crown Permitted Real Estate Liens, sufficient to sell, transfer and assign to Buyer (or if so instructed by Buyer, to CAC III) all Real Property owned by Sellers and included within the Crown Communications Assets;

           (c) certified copies of resolutions, duly adopted by the Boards of Directors and shareholders of Network and Mobile, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Sellers of this Agreement and the consummation of the transactions contemplated hereby and any other authorization required for the sole proprietorship to transfer the Crown Communications Assets;

           (d) a certificate from each of the Crown Parties signed by such party or an executive officer of such party, as applicable, to the effect set forth in clauses (a) and (b) of Section 11.1;

           (e) an opinion dated as of the Closing Date of Kirkpatrick & Lockhart LLP, counsel to Seller, with respect to such matters as Buyer may reasonably request in form and substance reasonably satisfactory to Buyer;

           (f) executed counterparts to the Amended and Restated Stockholders Agreement executed by each of the Sellers, substantially in the form set forth as Exhibit E (the "Shareholder Agreement");
                   ---------------------

           (g) such other documents or instruments as Buyer or its counsel may reasonably request (i) to demonstrate satisfaction of the conditions to Closing set forth in Article 11 and compliance by the Crown Parties with the agreements set forth in this Agreement and (ii) for purposes of the issuance of Buyer's owner's title insurance policy with respect to all Real Property to be acquired without deletion of the standard exceptions to title (such instruments referred to in clause (a) above, deeds referred to in clause (b) above, the Shareholder Agreement referred to in clause (f) above and this Agreement, collectively, the "Crown Transaction Documents");
 ---------------------------

           (h) executed counterparts to the FCC Letter Agreement executed by each of the Sellers, substantially in the form set forth as Exhibit F (the "FCC Letter Agreement");

           (i) executed counterparts to the Crown Name Agreement executed by each of the Crowns, substantially in the form set forth as Exhibit G (the "Crown Name Agreement");

           (j) an Amended and Restated Credit Agreement between CAC III, as the Borrower, and PNC Bank, National Association, as the Bank (the "Amended and Restated Credit Agreement"), and the additional loan documentation referred to therein, in form and substance reasonably satisfactory to Buyer and its counsel; and

           (k) executed counterparts to the Tower Agreement, executed by each of the Crowns, substantially in the form of Exhibit H (the "Tower Agreement").


     4.3.  Deliveries at the Closing by Buyer.  At the Closing, Buyer, CAC I,
           ----------------------------------
CAC II or CAC III shall deliver to the Crown Parties:

           (a) the Purchase Price for the Crown Communications Assets, consisting of the Cash Consideration (less the amount of the Advance Payment) and the Note, in accordance with Section 1.4 hereof;

           (b) executed counterparts of a pledge agreement securing Buyer's obligations under the Note, together with the certificates representing all the capital stock in CAC III, the Network Surviving Corporation and the Mobile Surviving Corporation and stock powers for each executed in blank necessary to perfect Sellers' security interests referred to in Section 1.4(b), in each case in form and substance reasonably satisfactory to Sellers and their counsel;

           (c) an instrument or instruments of assumption of the Assumed Liabilities of the Sellers' responsibilities therefor, in each case in form and substance reasonably satisfactory to Sellers and their counsel;

           (d) certified copies of resolutions, duly adopted by the Boards of Directors of Buyer, CAC I and CAC II which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Buyer, CAC I and CAC II of this Agreement and the consummation of the transactions contemplated hereby;

           (e) upon proper delivery of the Crown Stock, the Merger Consideration in connection with the Mergers;

           (f) a certificate from each of Buyer, CAC I and CAC II signed by an executive officer of such party to the effect set forth in clauses (a) and (b) of Section 10.1;

           (g)   (i) an opinion of Cravath, Swaine & Moore, counsel to Buyer,
(ii) an opinion of Brown, Parker & Leahy, counsel to Buyer, and (iii) an opinion of Buchanan Ingersoll Professional Corporation, counsel to Buyer, in each case dated as of the Closing Date with respect to such matters as Sellers may reasonably request in form and substance reasonably satisfactory to Sellers;

           (h) executed counterparts to the Shareholder Agreement, executed by all parties thereto other than the Sellers;

           (i)   articles of merger to effect the Mergers as contemplated by
Section 2.1;

           (j) a letter agreement from Lehman Brothers and Buyer in favor of Sellers confirming the continuing status of Buyer's committed financing and stating that Buyer and Lehman Brothers each will provide written notice to Sellers not less than ten (10) days prior to the scheduled termination of such financing commitment, or prior to any termination effected by such party, such letter to be in form and substance reasonably satisfactory to Sellers and their counsel;

           (k) such other documents or instruments as the Crown Parties or their counsel may reasonably request to demonstrate satisfaction of the conditions to Closing as set forth in Article 10 and compliance by Buyer with the agreements set forth in this Agreement (the Note referred to in clause (a) above, the instruments referred to in clauses (b) and (c) above, the Shareholder Agreement referred to in clause (h) above, and this Agreement, collectively, the "Buyer Transaction Documents");
 ---------------------------

           (l) executed counterparts to the FCC Letter Agreement executed by all parties thereto other than the Sellers;

           (m) executed counterparts to the Crown Name Agreement executed by Buyer;

           (n) executed counterparts of the Amended and Restated Credit Agreement and additional loan documentation referred to therein, executed by CAC III; and

           (o) executed counterparts of the Tower Agreement, executed by CAC III.

     4.4.  Time is of the Essence.  With regard to all dates and time periods
           ----------------------
set forth or referred to in this Agreement, time is of the essence.


                                   ARTICLE 5


              Representations and Warranties of the Crown Parties
              ---------------------------------------------------


     Each of the Crown Parties represents and warrants to Buyer, jointly and severally, as follows:


     5.1.  Corporate Status; Authority.  Each of Network and Mobile is a
           ---------------------------
corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of Network and Mobile is duly qualified and in good standing to do business as a foreign corporation and the Crown Communications Business is duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect (i) on the condition (financial or otherwise), business, liabilities, properties, assets, prospects or results of operations of the Acquired Business, taken as a whole, or (ii) on the ability of the Crown Parties to perform their obligations under or to consummate the transactions contemplated by this Agreement (a "Crown Material Adverse Effect").
                                                -----------------------------
Each of Network and Mobile has all requisite corporate power, and the Crown Communications Business has all requisite power, to carry on its business and operations as it is now being conducted and to own and operate such business, to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

     5.2.  Corporate Action.  All corporate and shareholder actions and
           ----------------
proceedings necessary to be taken by or on the part of each of Network and Mobile in connection with the transactions contemplated by the Crown Transaction Documents have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by each of Network and Mobile and constitutes, and each of the other Crown Transaction Documents, as applicable, will be duly and validly authorized, executed and delivered by each of Network and Mobile and will constitute, the legal, valid and binding obligation of each of Network and Mobile, enforceable against each of Network and Mobile in accordance with and subject to its terms, except as may be limited by bankruptcy or other laws affecting creditors' rights and by equitable principles.

     5.3   Authority; Execution.  Each of the Sellers has all requisite power
           --------------------
and authority to execute and deliver the Crown Transaction Documents and to consummate the transactions contemplated thereby. All acts and other proceedings required to be taken by the Sellers to authorize the execution, delivery and performance of the Crown Transaction Documents and the consummation of the transactions contemplated thereby have been duly and properly taken. This Agreement has been duly executed and delivered by each seller and constitutes, and each of the other Crown Transaction Documents, as applicable, will be duly executed and delivered by each

Seller and will constitute, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with and subject to its terms, except as may be limited by bankruptcy or other laws affecting creditors' rights and by equitable principles.

     5.4   No Conflicts.  Except as set forth on Schedule 5.4, neither the
           ------------
execution, delivery and performance by the Crown Parties, as applicable, of the Crown Transaction Documents nor the consummation by the Crown Parties of the transactions contemplated thereby is an event that, by itself or with the giving of notice or the passage of time or both, will (i) conflict with the articles of incorporation or by-laws, as amended, of either Network or Mobile, (ii) constitute a violation of, or conflict with or result in any breach of or any default under, or constitute grounds for termination or acceleration of, any License, mortgage, indenture, lease, contract, agreement or instrument to which any of the Crown parties or the Acquired Business is a party or by which any of them is bound, except for such violations, conflicts, breaches, terminations and accelerations as individually or in the aggregate would not have or be reasonably expected to have a Crown Material Adverse Effect or result in the creation of any Lien (other than a Permitted Lien (as defined herein)) upon any of the assets of the Acquired Business or (iii) violate (A) any judgment, decree or order or (B) any statute, rule or regulation, in each such case, applicable to any of the Crown Parties or the Acquired Business. The execution, delivery and performance by the Crown Parties of this Agreement, and the consummation by the Crown Parties of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of articles of merger with the Department of State of the Commonwealth of Pennsylvania and of appropriate documentation with the relevant authorities of other states in which Network or Mobile or the Crown Communications Business is qualified to do business; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-
                                                                       ----
Scott-Rodino Act"); (c) the approvals of the FCC contemplated by this Agreement;
----------------
(d) actions or filings which, if not taken or made, would not, individually or in the aggregate, reasonably be expected to have a Crown Material Adverse Effect; and (e) filings and notices not required to be made or given until after the Effective Time.

     5.5   Capitalization of Network.  The authorized capital stock of Network
           -------------------------
consists of 100,000 shares of Common Stock, no par, of which two shares are duly authorized and validly issued and outstanding, fully paid and nonassessable (the "Network Shares"). Robert A. Crown is the record and beneficial owner of one
 --------------
Network Share and Barbara Crown is the record and beneficial owner of one Network Share. Except for the Network Shares, there are no shares of capital stock or other equity securities of Network outstanding. The Network Shares have not been issued in violation of, and the Network Shares are not subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the Network articles of incorporation or by-laws, as amended, any Contract to which Network or Sellers are subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (a) pursuant to which any of the Sellers or Network is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Network or (b) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the Crowns as holders of the Network Shares. There are no equity securities of Network reserved for issuance for any purpose. There are no outstanding bonds, debentures, notes or other securities having the right to vote on any matters on which stockholders of Network may vote.

     5.6.  Capitalization of Mobile.  The authorized capital stock of Mobile
           ------------------------
consists of 1,000 shares of Common Stock, par value $1.00 per share, of which one share is duly authorized and validly issued and outstanding, fully paid and nonassessable (the "Mobile Share"). Robert A. Crown is the record and
                    ------------
beneficial owner of 1 Mobile Share. Except for the Mobile Share, there are no shares of capital stock or other equity securities of Mobile outstanding. The Mobile Share has not been issued in violation of, and the Mobile Share is not subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the Mobile articles of incorporation or by-laws, as amended, any Contract to which Mobile or Sellers are subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (a) pursuant to which any of the Sellers or Mobile is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Mobile or (b) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to Robert A. Crown as holder of the Mobile Share. There are no equity securities of Mobile reserved for issuance for any purpose. There are no outstanding bonds, debentures, notes or other securities having the right to vote on any matters on which stockholders of Mobile may vote.

     5.7.  Equity Interests.  Except as set forth on Schedule 5.7, neither
           ----------------
Network nor Mobile owns, nor do the Crown Communications Assets include, directly or indirectly, any capital stock of or other equity interests in any corporation, partnership, limited liability company, limited liability partnership or other Person and neither Network, Mobile nor Crown Communications is a member of or participant in any partnership, joint venture, limited liability company, limited liability partnership or similar Person. Other than the Crown Stock, Sellers do not own capital stock of or other equity interests in any corporation, partnership, limited liability company, limited liability partnership or other Person that is related to or involved in the conduct or operation of the Crown Communications Business or the business of Network or Mobile or any similar or related business or operations.

     5.8.  Title to the Crown Stock.  The Crowns have good and valid title to
           ------------------------
the Network Shares and the Mobile Share, free and clear of any Liens. Assuming Buyer has the requisite power and authority to be the lawful owner of the Crown Stock, upon delivery to Buyer at the Closing of certificates representing the Crown Stock, duly endorsed by Sellers for transfer to Buyer, and upon Sellers' receipt of the Merger Consideration with respect to such shares, good and valid title to the Crown Stock will pass to Buyer, free and clear of any Liens, other than those arising from acts of Buyer or its Affiliates (including, without limitation, the pledge of capital stock in favor of Sellers referred to in
Section 1.4(b)). Other than this Agreement, the Crown Stock is not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Crown Stock.

     5.9   Financial Statements.  Schedule 5.9 sets forth true, correct and
           --------------------
complete copies of (a) the balance sheets of each of Crown Communications, Network and Mobile as at December

31, 1995 and 1996, and the statements of income and cash flows of each of Crown Communications, Network and Mobile for each of the years then ended together with the notes to such financial statements and, in the case of Crown Communications, the reports thereon of Peter M. Habib & Associates, independent certified public accountants (with respect to Crown Communications, the "Crown
                                                                         -----
Audited Statements" and, with respect to Network and Mobile, the "Crown
------------------                                                -----
Unaudited Statements"); and (b) the balance sheets of each of Crown
--------------------
Communications, Network and Mobile as at May 31, 1997 and the statements of income and cash flows of each of Crown Communications, Network and Mobile for the five months then ended (together with the Crown Audited Statements, the Crown Unaudited Statements and the Crown Interim Financial Statements, the

"Crown Financial Statements").  The Crown Financial Statements have been, or in
---------------------------
the case of the Crown Interim Financial Statements, will be, prepared from the books and records of the Crown Parties and present fairly (subject, in the case of the Crown Interim Financial Statements, to normal recurring year-end adjustments) the financial position of the Crown Communications Business, Network or Mobile, as applicable, as at December 31, 1995 and 1996, May 31, 1997 and June 30, 1997 and the statements of income and cash flows of the Crown Communications Business, Network or Mobile, as applicable, for the periods then ended in conformity with generally accepted accounting principles ("GAAP")
                                                                    ----
applied on a basis consistent with past practice, except in each case as described in the notes thereto or as otherwise disclosed in Schedule 5.9.

     5.10  No Undisclosed Liabilities.
           --------------------------

           (a) There have been no material liabilities or obligations (whether pursuant to Contracts or otherwise) of any kind whatsoever (whether accrued, contingent, absolute, determined, determinable or otherwise) incurred by the Crown Communications Business, Network or Mobile since December 31, 1996, other than:

                 (i) liabilities or obligations disclosed or provided for in the Crown Interim Balance Sheets or in the notes thereto;

                 (ii) liabilities or obligations incurred or that have arisen in the ordinary course of business consistent with past practice which, individually and in the aggregate, have not had and would not reasonably be expected to have a Crown Material Adverse Effect; or

                 (iii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

           (b) On the Closing Date, neither Network nor Mobile will have any material liabilities or obligations (whether pursuant to Contracts or otherwise) of any kind whatsoever (whether accrued, contingent, absolute, determined, determinable or otherwise) other than:

                 (i) trade payables and other accounts payable reflected on the balance sheets as of June 30, 1997 of Network and Mobile respectively, and those arising thereafter in the ordinary course of business consistent with past practice; and

                 (ii) liabilities or obligations under the Sellers Scheduled Contracts (as defined herein).

     5.11  Absence of Certain Changes or Events.  Since December 31, 1996, the
           ------------------------------------
Crown Parties have made reasonable efforts consistent with past practice to preserve the Crown Communications Business, Network and Mobile's relationships with customers, suppliers, lenders, creditors, employees, licensors, licensees, distributors and others with whom the Crown Communications Business, Network or Mobile or any of the Crown Parties has a business or financial relationship, and no such Person or group of persons having a material business or financial relationship with the Crown Communications Business, Network or Mobile or any of the Crown Parties has informed any of the Crown Parties that such Person intends to change or discontinue such relationship, except for such changes or discontinuances as individually or in the aggregate would not have or be reasonably expected to have a Crown Material Adverse Effect. Except as set forth on Schedule 5.11, the Crown Communications Business and the businesses of Network and Mobile have been conducted in the ordinary course consistent with past practice (including with respect to the collection of receivables, payment of payables and other liabilities, advertising activities, sales practices (including promotions, discounts and concessions), capital expenditures and inventory levels, and contributions to or accruals to or in respect of Benefit Plans (as defined herein)) and there has not occurred with respect to the Crown Communications Business, Network or Mobile:

           (a) any event, occurrence or development which, individually or in the aggregate, has had or would reasonably be expected to have a Crown Material Adverse Effect;

           (b) any damage, destruction or loss not covered by insurance that would reasonably be expected to have a Crown Material Adverse Effect; provided
                                                                      --------
that any such damage, destruction or loss between July 11, 1997 and the Closing Date shall be subject to Section 7.1 and upon the Crown Parties' giving notice to Buyer of the Crown Parties' election to repair such damage, destruction or loss pursuant to Section 7.1, and such damage, destruction or loss being repaired to Buyer's satisfaction, such damage, destruction or loss shall be deemed not to be a failure of the condition set forth in Section 10.1; provided
                                                                       --------
further that the Crown Parties shall be under no obligation to elect to repair
-------
such damage, destruction or loss; or

           (c) any action taken by any of the Crown Parties which, if taken after July 11, 1997, would constitute a breach of the covenant set forth in
Section 7.1.

     5.12. Licenses.  None of the Crown Parties owns, holds or uses any Licenses
           --------
which are material to the ownership or operation of the Acquired Business as currently operated other than the Licenses listed on Schedule 5.12, true and complete copies of which have been or will be made available to Buyer. Schedule
5.12 identifies the legal holders of all Licenses material to the ownership or operation of the Acquired Business and whether they are part of the Crown Communications Business or held by Network or Mobile. Such Licenses are valid and are in full force and effect and, except as limited by the provisions of the Communications Act of 1934, as amended (the "Communications Act"), and the FCC's
                                             ------------------
rules, regulations and policies and as otherwise specified on the face of such Licenses, none of such Licenses is subject to any restriction or condition which would limit in any material respect the operation of the Acquired

Business as it is presently being conducted. The Crown Parties are familiar with and have operated the Acquired Business (and any auxiliary assets operated in connection with the operation of the Acquired Business) at all times in material compliance with generally accepted industry practices and in compliance in all material respects with the Licenses, the Communications Act and the existing rules, regulations and policies of the FCC and the rules and regulations and policies of the Federal Aviation Administration ("FAA"). Except as shown on
                                                  ---
Schedule 5.12, no application, action or proceeding is pending for the renewal or modification of any of the Licenses and there is not now before any Governmental entity any investigation or complaint against any of the Crown Parties relating to the Acquired Business the unfavorable resolution of which would impair the qualifications of any of the Crown Parties to hold any of the Licenses. Except as shown on Schedule 5.12, no event or events have occurred which, individually or in the aggregate, and with or without the giving of notice or the lapse of time or both, would constitute grounds for, or which could result in, the revocation or termination of any License or the imposition of any restriction or limitation by any Governmental Entity on the operation of the Acquired Business or the Crown Communications Business. No Licenses other than those shown on Schedule 5.12 are necessary or required to operate the Acquired Business as it is presently being conducted.

     5.13. Sufficiency of Assets.  Except for the Excluded Assets, the Acquired
           ---------------------
Business constitutes, and on the Closing Date will constitute, all of the assets or property used or held for use primarily in the Crown Communications Business to conduct the Crown Communications Business as the same is now being conducted. On the Closing Date, the Network Surviving Corporation will have all of the assets or property used or held for use primarily in the business and operations of Network to conduct such business and operations as the same is now being conducted, and the Mobile Surviving Corporation will have all of the assets or property used or held for use primarily in the business and operations of Mobile to conduct such business and operations as the same is now being conducted. On the Closing Date, the Acquired Business will have access to liquidity and will have working capital reasonably sufficient to enable it to conduct its business and operations, including those of Network and Mobile, as the same is now being conducted and as proposed to be conducted after the Closing as contemplated by the parties.


     5.14. Assets Other than Real Property Interests.
           -----------------------------------------

           (a) The Crown Parties have good and valid title to all assets reflected on the December 31, 1996 balance sheets of the Crown Communications Business, Network and Mobile included in the Crown Financial Statements (the "December 31 Crown Balance Sheets") or thereafter acquired, except those sold or
 --------------------------------
otherwise disposed of in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens of any kind except (i) such as are set forth on Schedule 5.14, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business consistent with past practice, (iii) Liens which secure debt that is reflected as a liability on the balance sheets as of June 30, 1997 included in the Crown Interim Financial Statements and other debt incurred under existing credit facilities and vehicle financings of the Acquired Business and (iv) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Acquired Business, as presently conducted (Liens, encumbrances and imperfections of title described in clauses (i), (ii), (iii) and (iv) above are hereinafter referred to collectively as "Crown Permitted Liens"). Schedule 5.14 sets forth a list of all
                 ---------------------
material personal property owned by Sellers and used or held for use in connection with the Crown Communications Business.

           (b) All the material tangible assets used, held for use or necessary in the Acquired Business (i) have been and are being maintained in accordance with the customary industry practice, (ii) are free from material defects and (iii) are in all material respects in good working condition, reasonable wear and tear and depreciation excepted. All leased personal property used or held for use in the Acquired Business is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

     This Section 5.14 does not relate to Real Property or interests in Real Property, such items being the subject of Section 5.15.

     5.15. Title to Real Property.  Schedule 5.15 sets forth a complete list of
           ----------------------
all Real Property and interests in Real Property used or held for use in the Acquired Business owned in fee by the Crown Parties (individually, a "Crown
                                                                      -----
Owned Property") and identifies any material reciprocal easement or operating
--------------
agreements (other than such operating agreements not relating to Real Property identified on other disclosure schedules of the Crown Parties attached hereto) relating thereto. Schedule 5.15 sets forth a complete list of all Real Property and interests in Real Property used or held for use in the Acquired Business leased by the Crown Parties (individually, a "Crown Leased Property") and
                                              ---------------------
identifies any material leases and reciprocal easement or operating agreements (other than such operating agreements not relating to Real Property identified on other disclosure schedules of the Crown Parties attached hereto) relating thereto. The Crown Parties have (i) good and insurable fee title to all Crown Owned Property and (ii) assuming good and adequate title in each lessor of a leasehold estate, good and valid title to the leasehold estates in all Crown Leased Property (a Crown Owned Property or Crown Leased Property being sometimes referred to herein, individually, as a "Crown Property" and, collectively, as
                                        --------------
"Crown Properties"), in each case free and clear of all Liens and other similar
 ----------------
restrictions of any nature whatsoever, except (A) such as are set forth on
Schedule 5.15, (B) leases, subleases and similar agreements set forth on
Schedule 5.20, (C) Crown Permitted Liens, (D) easements, covenants, rights-of-way and other similar restrictions of record, (E) any conditions that may be shown by a current, accurate survey or readily determined by a physical inspection of any Crown Property made prior to Closing and (F) (I) zoning, building and other similar restrictions, (II) Liens and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Crown Parties have easement rights or on any Leased Property and subordination or similar agreements relating thereto, and
(III) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (I), (II) and (III), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the Crown Communications Business, as presently conducted. Except as disclosed on Schedule 5.18, to the knowledge of the Crown Parties, the current use by the Crown Parties of the plants, offices and other facilities located on Crown Property does not violate any local zoning or similar land use or government regulations in any material respect (Liens, encumbrances and imperfections of title described in clause (A),
(B), (C), (D), (E) and (F) are hereinafter referred to as "Crown Permitted Real
                                                           --------------------
Estate
------

Liens").  No condemnation of any material portion of the Crown Properties
-----
has occurred; and the Crown Parties have not received any notice related to any future or proposed condemnation of any material portion of the Crown Properties.

     5.16  Intellectual Property.
           ---------------------

           (a) Schedule 5.16 sets forth a true and complete list of all material Intellectual Property owned, used, filed by or licensed to the Crown Parties in connection with the Acquired Business. With respect to registered trademarks, Schedule 5.16 sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registrations and application numbers. Except as set forth on Schedule 5.16, the Crown Parties own, and the Crown Parties have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicenses, without payment to any other person, all Intellectual Property listed in
Schedule 5.16 and, to the knowledge of the Crown Parties, the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights. The Crown Parties have all rights to Intellectual Property which are necessary in connection with the Acquired Business as it is presently being conducted.

           (b) The Crown Parties have not granted any licenses or contractual rights of any kind relating to Intellectual Property listed on Schedule 5.16 or the marketing or distribution thereof. None of the Crown Parties is bound by or a party to any Contracts of any kind relating to the Intellectual Property of any other Person, except as set forth on Schedule 5.16 and except for agreements relating to computer software licensed to the Crown Parties in the ordinary course of business consistent with past practice. Subject to the rights of third parties set forth on Schedule 5.16, all Intellectual Property listed in Schedule
5.16 is free and clear of the claims of others and of all Liens whatsoever. The conduct of the Acquired Business as it is presently being conducted and as it is proposed to be conducted after the Closing as contemplated by the parties does not and will not violate, conflict with or infringe the Intellectual Property of any other Person. Except as set forth on Schedule 5.16, (i) no claims are pending or, to the knowledge of the Crown Parties, threatened against the Crown Parties by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property and (ii) the Crown Parties have not received any communications alleging that the Crown Parties have violated any rights relating to Intellectual Property of any Person.


     5.17. Employees.
           ---------

           (a) Except as described in Schedule 5.17, the Crown Parties have no contracts of employment with any employee and none of the Crown Parties is a party to or subject to any collective bargaining agreements with respect to the Crown Communications Business, Network or Mobile. Schedule 5.17 contains a true and complete list of all officers and key employees and a reasonably complete list of all other employees, with their job titles and compensation, of the Crown Communications Business, Network and Mobile as of July 1, 1997.

           (b) No employee of the Crown parties shall (i) be entitled to receive any termination, severance or deferred compensation payment as a result of the transactions contemplated by this Agreement or (ii) be entitled to any such payment in the event that any such employee ceases to be employed in the Crown Communications Business, by Network or Mobile, upon the Closing.

           (c) Schedule 5.17 lists each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other employment, pension, welfare, savings,
             -----
deferred compensation, severance, termination, holiday, vacation, sick leave, performance, incentive, bonus, insurance, stock option, stock purchase or other equity-based plan, program, arrangement or understanding (a "Benefit Plan") with respect to which the Crown Parties contribute or have any liability in respect of any present or former employee of the Crown Communications Business, Network or Mobile (each a "Crown Benefit Plan"). The Crown Parties have made available
                   ------------------
to Buyer true and complete copies of any Crown Benefit Plan and related trust agreements as in effect on July 11, 1997 and the most recent Form 5500 required to be filed with respect to such Crown Benefit Plan. No event has occurred since the filing of the most recent Form 5500 that will materially increase the cost of any Crown Benefit Plan. No Crown Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and with respect to the operations of the Acquired Business, the Crown Parties are not required to contribute to, nor have the Crown Parties maintained or contributed to or had an obligation to maintain or contribute to, any such plan within the five full plan years of any such plan immediately prior to July 11, 1997.

           (d) Each of the Crown Benefit Plans is in compliance in all material respects with all applicable requirements of ERISA, the Code and other applicable law. Each of the Crown Benefit Plans has been administered in all material respects in accordance with its terms. No Crown Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) has a material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA). No "reportable event" (as defined in Section 4043 of ERISA), "prohibited transaction" (within the meaning of Section 406 of ERISA or
Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to any Crown Benefit Plan which could subject Crown Communications, Network or Mobile to a material penalty, tax or other liability under ERISA, the Code or applicable law; there is no pending or, to the knowledge of the Crown Parties, threatened claim or litigation by any party with respect to the Crown Benefit Plans, other than routine claims for benefits. None of the Crown Parties nor any entity required to be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA has a material actual or contingent liability under Title IV of ERISA and no condition exists that could reasonably be expected to give rise to any such liability.

           (e) No Crown Benefit Plan (i) has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of its most recent plan year or (ii) has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code; and the Crown Parties have not incurred any material liability to a Crown Benefit Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for premiums not yet due).

           (f) No employee of the Crown Parties will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Crown Benefit Plan (other than under written employment contracts listed on Schedule 5.17) as a result of the transactions contemplated hereby. The deduction of any amount payable under any Crown Benefit Plan shall not be subject to disallowance under Section 280G of the Code.

           (g) Each Crown Benefit Plan may be amended or terminated after the Closing without material liability to Buyer, the Network Surviving Corporation or the Mobile Surviving Corporation. The consummation of the transactions contemplated by this Agreement shall not give rise to any material liability with respect to any Crown Benefit Plan. Each Crown Benefit Plan intended to be a qualified plan under Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service (the "IRS") to the effect
                                                             ---
that such Crown Benefit Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no event has occurred that could adversely affect such qualified or exempt status.

     5.18  Litigation.  Schedule 5.18 sets forth a list of all pending lawsuits
           ----------
or claims with respect to which any of the Crown Parties has been contacted in writing by counsel for the plaintiff or claimant against or affecting the Acquired Business or arising out of the Acquired Business, including litigation and claims relating to electromagnetic fields, and which (i) relate to or involve more than $50,000, (ii) seek any material injunctive relief or (iii) may give rise to any legal restraint on or prohibition against the transactions contemplated by this Agreement. Except as set forth on Schedule 5.18, to the knowledge of the Crown Parties, none of the lawsuits or claims listed in
Schedule 5.18 as to which there is at least a reasonable possibility of adverse determination would have, if so determined, individually or in the aggregate, a Crown Material Adverse Effect. Except as set forth on Schedule 5.18, to the knowledge of the Crown Parties, there are no unasserted or threatened claims of the type that would be required to be disclosed in Schedule 5.18. To the knowledge of the Crown Parties, except as set forth on Schedule 5.18, none of the Crown Parties is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to it or the Acquired Business. Except as set forth on
Schedule 5.18, there is no lawsuit or claim by any of the Crown Parties pending, or which any of the Crown Parties intend to initiate, against any other Person. Except as set forth on Schedule 5.18, to the knowledge of the Crown Parties, there is no pending or threatened investigation of or affecting the Acquired Business or the Crown Communications Business by any Governmental Entity.

     5.19. Brokers.  Other than Robert Coury, whose fees will be paid by
           -------
Sellers, there is no investment banker, broker or finder or other Person who will have any valid claim against any of the Crown Parties for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of, or action taken by, any of the Crown Parties.

     5.20. Contracts.  Except for Contracts listed on Schedule 5.20, none of the
           ---------
Crown Parties is a party to or bound by any Contract relating to or affecting the Crown Communications Business, Network or Mobile which is a:

           (a) Contract with its agents, suppliers, customers, advertisers, consultants, advisors, sales representatives, distributors, sales agents or dealers other than Contracts which by their terms are cancelable by any of the Crown Parties with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such Contract, in excess of $50,000;

           (b) covenant not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement agreement or development, construction, operating or similar agreement) or confidentiality agreement;

           (c)   Contract with any Governmental Entity;

           (d) agreement, Contract or other instrument under which any of the Crown Parties has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or any other note, bond, debenture or other evidence of indebtedness issued to any Person;

           (e) Contract (including any so-called take-or-pay, cash deficiency or keepwell agreement) under which (A) any Person (including any of the Crown Parties) has directly or indirectly guaranteed indebtedness, liabilities or obligations of any of the Crown Parties or (B) or any of the Crown Parties has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person, and other than endorsements for the purpose of collection in the ordinary course of business consistent with past practice and including agreements having the effect of a guarantee, whether or not required to be reflected on the Crown Communications Business' Financial Statements in accordance with GAAP;

           (f) pledge, security agreement, deed of trust, financial statement or other document granting a Lien on any of the assets of the Acquired Business (other than Crown Permitted Liens or Crown Permitted Real Property Liens);

           (g) Contract under which any of the Crown Parties has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than Network or Mobile) in excess of $50,000;

           (h) Contract under which any of the Crown Parties is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the Acquired Business or the Crown Communications Business and which entails payments in any 12-month period, in the case of any such Contract, in excess of $50,000;

           (i) Contract or other arrangement with (A) any other Crown Party or any Affiliate of the Crown Parties or (B) any current or former officer, director or employee, shareholder or with any relative, beneficiary, spouse or Affiliate of any such Person (a "Related Person") of the Crown Communications
                                 --------------
Business, Network or Mobile or any of their respective affiliates;

           (j) Contract for the sale of any assets of the Acquired Business (including any capital stock or rights to acquire capital stock of Network or Mobile) or the grant of any preferential rights to purchase any portion of the Acquired Business or requiring the consent of any party to the transfer thereof or otherwise limiting the Crown Parties' ability to sell any assets of the Acquired Business (including any capital stock or rights to acquire capital stock of Network or Mobile);

           (k) Contract not made in the ordinary course of business consistent with past practice, including any joint venture or partnership arrangement or any agreement relating to any merger or acquisition involving any of the Crown Parties; or

           (l) Contract whether or not made in the ordinary course of business, which is material to the Acquired Business or the termination of which would reasonably be expected to have a Crown Material Adverse Effect.

The Crown Parties are not, and to the knowledge of the Crown Parties, no other party is (with or without the lapse of time or the giving of notice or both) in default in any material respect under any Contract, License or instrument required to be set forth in the Crown Parties disclosure schedules (each, a "Seller Scheduled Contract"). The Crown Parties have made available to Buyer or
 -------------------------
its Representatives true and complete copies of all Seller Scheduled Contracts. Each Seller Scheduled Contract is in full force and effect and constitutes a legal, valid and binding obligation of Sellers, Network or Mobile, as the case may be, and, to the knowledge of the Crown Parties, the other parties thereto, enforceable in accordance with its terms. The Crown Parties have not received any written notice of the intention of any party to terminate any Seller Scheduled Contract.

     5.21. Compliance with Laws.  Except as set forth on Schedule 5.21, the
           --------------------
operations of the Crown Communications Business, Network and Mobile are not now being conducted and, to the knowledge of the Crown Parties, have not been conducted in violation of any applicable law, ordinance, statute, rule or regulation of any Governmental Entity except for violations which do not and will not, individually or in the aggregate, have or reasonably be expected to have a Crown Material Adverse Effect. None of the Crown Parties has received any notice from any Governmental Entity that the operations of the Crown Communications Business, Network and Mobile are being conducted in violation of any applicable law, ordinance, statute, rule or regulation of any Governmental Entity, or of any investigation or review pending or threatened by any Governmental Entity investigating or reviewing any alleged violation, which violation individually or in the aggregate with all other violations would have or would reasonably be expected to have a Crown Material Adverse Effect. Except as set forth on Schedule 5.21, all the Real Property included in the assets of the Acquired Business is in compliance with applicable laws, including zoning, land use and building code laws, ordinances and regulations necessary to conduct the operations of the Acquired Business and the Crown Communications Business as presently conducted, and the transactions contemplated by this Agreement could not reasonably be expected to result in the revocation of any permit or variance, except to the extent that any such non-compliance or violation or revocation, individually or in the aggregate, would not have or would not reasonably be expected to have a Crown Material Adverse Effect.

     5.22. Environmental Matters.
           ---------------------

           (a) Except as set forth on Schedule 5.22, the Crown Parties are in compliance with all Environmental Laws (as defined herein), except for instances of non-compliance that, individually or in the aggregate, do not or will not have or would not reasonably be expected to result in a Crown Material Adverse Effect. No Lien has attached to any Crown Property or facility of the Crown Communications Business, Network or Mobile pursuant to any Environmental Laws. Except as set forth on
Schedule 5.22, there have been no Releases of Hazardous Material, as both terms are defined herein, by any of the Crown Parties or, to the knowledge of the Crown Parties, by any other Person, in, on, under or affecting any Crown Property or facility of the Crown Communications Business, Network or Mobile, and the Crown Parties have not disposed of any Hazardous Material in a manner that in either case, individually or in the aggregate, could reasonably be expected to result in a Crown Material Adverse Effect. Except as set forth on
Schedule 5.22, prior to the period of ownership or operation by any of the Crown Parties of any Crown Property or facility of the Crown Communications Business, Network or Mobile, to the knowledge of the Crown Parties, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such currently or previously owned properties and, except as set forth on Schedule 5.22, to the knowledge of the Crown Parties, there were no Releases of Hazardous Material in, on, under or affecting any such property. Except as set forth on Schedule 5.22, there are no sites, locations or operations for which any of the Crown Parties have received notice that it is or may be responsible for any remedial or response action, as defined in any Environmental Law, relating to any Release of Hazardous Material.
Schedule 5.22 sets forth a list of any and all environmental audits of any Crown Property or facility of the Crown Communications Business, Network or Mobile conducted by the Crown Parties during their ownership of the Crown Communications Business, Network or Mobile, or obtained by, or performed on behalf of, any of the Crown Parties in connection with its acquisition of the Crown Communications Business, Network or Mobile, and any environmental audits in the Crown Parties' possession of any Crown Property or facility adjacent to the Crown Communications Business, Network or Mobile which relate to any facts, conditions or circumstances that have resulted, or may result, in a Release of Hazardous Material at or under any Crown Property or facility of the Crown Communications Business, Network or Mobile (collectively, the "Crown
                                                               -----
Environmental Audits"). Sellers have made copies of all Crown Environmental
--------------------
Audits available to Buyer.

           (b) The Crown Parties have obtained, and are in compliance in all material respects with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental Permits"). Except as disclosed on Schedule 5.22, the Crown
  ---------------------
Parties have not received notice of any civil, criminal or administrative claims or proceedings, pending or threatened, that are based on or related to any Environmental Laws or the failure to comply with any terms and conditions of any Environmental Permits which claims or proceedings of which failure to comply, individually or in the aggregate, would have or reasonably be expected to result in a Crown Material Adverse Effect. To the knowledge of the Crown Parties, except as described in Schedule 5.22, (i) there are no polychlorinated biphenyls ("PCBs") in any container or equipment on, about, under or within any Crown
  ----
Property or facility of the Crown Communications Business, Network or Mobile,
(ii) there is no asbestos at, on, about, under or within any Crown Property or facility of the Crown Communications Business, Network or Mobile, and (iii) there are no underground storage tanks, whether in service or closed in place, under any Crown Property or facility of the Crown Communications Business, Network or Mobile.

           (c)   The term "Environmental Laws" means laws relating to the
                           ------------------
contamination, pollution or preservation of the environment or to human health. The term "Release" has the meaning set forth in the Comprehensive Environmental
          -------
Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601(22). The term "Hazardous
                                                                       ---------
Material" means (1) hazardous materials, pollutants, contaminants, constituents,
--------
medical or infectious wastes, hazardous wastes and hazardous substances as those terms are defined in any Environmental Law, (2) petroleum, including crude oil and any by-products or fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos-containing material, (5) radon and (6) PCBs or materials or fluids containing PCBs.

     5.23. Taxes.
           -----

           (a)   For purposes of this Agreement "Taxes" shall mean all Federal,
                                                 -----
state, local and foreign taxes or similar charges, including all income, franchise, real property, withholding, employment, sales, excise and transfer taxes and any interest and penalties thereon. The Crown Parties have timely filed or caused to be timely filed, or will timely file or cause to be timely filed on or prior to the Closing Date, all Tax returns and Tax reports which are required to be filed (including proper filing extensions) on or prior to the Closing date by Network or Mobile or the Crown Communications Business (the "Returns"). All the Returns were or will be, as the case may be, complete and
 -------
correct in all material respects at the time of filing. All Taxes due and payable with respect to taxable periods covered by the Returns, or with respect to which Network, Mobile or the Crown Communications Business is or might be otherwise be liable (including Taxes which Network, Mobile or the Crown Communications Business may have been required to withhold from amounts owing to any stockholder, employee, creditor or third party), have been, or prior to the Closing Date will be, timely paid. None of the Crown Communications Business, Network or Mobile is delinquent in the payment of any Tax, or has any Tax deficiencies proposed, assessed, or to the knowledge of the Crown Parties, threatened against it. No Liens for Taxes exist with respect to any assets of the Crown Communications Business, Network or Mobile.

           (b) Schedule 5.23(b) sets forth the tax years through which the Returns have been examined and closed or are returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Any deficiencies resulting from any Federal, state, local or foreign audits or examinations of Network, Mobile or the Crown Communications Business have been paid in full. There are no present audits, disputes or proceedings as to any Taxes of Network, Mobile or the Crown Communications Business. No material issued were raised in writing during any audit, dispute or proceeding of Network, Mobile or the Crown Communications Business that might apply to any taxable period subsequent to the taxable period covered by such audit, dispute or proceeding. No power of attorney with respect to Taxes of Network, Mobile or the Crown Communications Business has been filed with any taxing jurisdiction or authority. None of the Crown Communications Business, Network or Mobile has executed any waiver of the statute of limitations on the assessment or collection of any Tax.

           (c) Each of Network and Mobile, and all of its current or former shareholders, have consented to a valid election for its first taxable year or period, which election has not been revoked or terminated or otherwise become ineffective for any subsequent taxable year or period, under Section 1362(a) of the Code, to be taxed as an "S Corporation" under Sections 1361 through 1379 of the Code. Each of Network and Mobile, and all of its current or former shareholders, have consented to a valid election, which election has not been revoked or terminated or otherwise become ineffective, to be taxed in a comparable fashion under comparable state, local or foreign Tax law, for each of the taxable periods by each of the taxing jurisdictions set forth on Schedule 5.23(c). Network, Mobile and the Crown Communications Business do not file, and are not required to file, state or local Tax returns in any states or localities other than those listed on Schedule 5.23(c). None of the assets of Network or Mobile are of a type described in Section 1374(d)(8) of the Code.

           (d) None of the Crown Communications Business, Network or Mobile is a party to or bound by any agreement (including any tax sharing agreement), election or extension of the statute of limitations with respect to taxes. None of the Crown Communications Business, Network or Mobile is or has ever been a member of an affiliated, consolidated, combined or unitary group of which any corporation other than Network or Mobile also is or was a member.

           (e) Neither Network nor Mobile is a party to, and none of the assets of Network, Mobile or the Crown Communications Business is subject to, any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954. No assets of Network, Mobile or the Crown Communications Business is "tax exempt use property" within the meaning of Section 168(h) of the Code.

           (f) Neither Network nor Mobile has taken any action that would require it to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by Network or Mobile, and the Internal Revenue Service has not proposed for any open Tax year any such adjustment or change in accounting method. Neither Network nor Mobile will be required to include in a taxable period (or portion thereof) beginning on or after the Closing Date taxable income attributable to income that economically accrued in a prior taxable period (or portion thereof), including as a result of the installment method of accounting, the completed contract method of accounting or the cash method of accounting.

     5.24. Insurance.  The Crown Parties maintain policies of fire and casualty,
           ---------
liability and other forms of insurance with respect to the Crown Communications Business, Network and Mobile in such amounts, with such deductibles and against such risks and losses as are customary in the business in which they are engaged. The insurance policies currently in effect and owned and maintained by the Crown Parties are listed in Schedule 5.24.

     All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Crown Communications Business, Network and Mobile have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     5.25. Accounts Receivable.  All the accounts receivable included in the
           -------------------
Acquired Business (i) do and on the Closing Date will represent actual indebtedness incurred by the applicable account debtors, (ii) have and on the Closing Date will have arisen in the ordinary course of business consistent with past practice and (iii) are and on the Closing Date will be subject to no prior assignment, claim, Lien, dispute or unapplied credit of any nature whatsoever other than Crown Permitted Liens.

     5.26. Securities Act.  The shares of Castle B Common Stock acquired by the
           --------------
Crowns in the Mergers and the Note are being acquired by the Crowns for investment only and not with a view to any public distribution thereof, and the Crowns shall not offer to sell or otherwise dispose of the shares so acquired by them in violation of the registration requirements of the Securities Act of 1933 (the "Securities Act"). Each Seller is an "accredited investor" within the
      --------------
meaning of Rule 501 under the Securities Act and has sufficient knowledge and experience in business and investment matters so as to be able to evaluate the risks and merits of an investment in Buyer and, after the Closing, he or she is each financially able to bear the risks of such investment, including the risk of a complete loss of its investment in Buyer.

     5.27. Transactions with Affiliates.  Except as set forth in Schedule 5.27,
           ----------------------------
none of the Seller Scheduled Contracts between the Crown Communications Business, Network or Mobile, on the one hand, and Sellers or any Affiliates or Related Persons of the Crown Parties, on the other hand, will continue in effect subsequent to the Closing. Except as set forth in Schedule 5.27, after the Closing neither Sellers nor any Affiliate or Related Person of the Crown Parties will have any interest in any property (real or personal, tangible or intangible) or Contract used in or pertaining to the acquired Business. Neither Sellers nor any Affiliate or Related Person of the Crown Parties has any direct or indirect ownership interest in any Person in which the Crown Communications Business, Network or Mobile has any direct or indirect ownership interest or with which the Crown Communications Business, Network or Mobile competes or has a business relationship. Except as set forth in Schedule 5.27, none of Sellers or any Affiliates or Related Persons of the Crown Parties provide any material services to the Crown Communications Business, Network or Mobile.

     5.28. Disclosure.  No statement of Sellers contained in this Article 5, in
           ----------
Exhibit D, in any of the disclosure schedules referred to in Article 5 or in any certificates delivered by any of the Crown Parties pursuant to Section 1.1(k),
Section 4.2(d) and Section 7.1(c) intentionally contains any untrue statement of a material fact or intentionally omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                  ARTICLE 6.


                    Representations and Warranties of Buyer
                    ---------------------------------------


     6.1.  Corporate Status; Authority.  Each of Buyer and its Subsidiaries and
           ---------------------------
CTSH and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of Buyer and its Subsidiaries and CTSH and its Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect
(i) on the condition (financial or otherwise), business, liabilities, properties, assets, prospects or results of operations of Buyer and its Subsidiaries and CTSH and its Subsidiaries, taken as a whole, or (ii) on the ability the buyer or its Subsidiaries to perform their obligations under or to consummate the transactions contemplated by this Agreement (a "Buyer Material
                                                               --------------
Adverse Effect"). Each of Buyer and its Subsidiaries and CTSH and its
--------------
Subsidiaries has all requisite corporate power to carry on its business as it is now being conducted, to own and operate such business and each of Buyer, CAC I and CAC II has all requisite corporate power to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

     6.2.  Corporate Action.  All corporate and shareholder actions and
           ----------------
proceedings necessary to be taken by or on the part of Buyer, CAC I and CAC II, as applicable, in connection with the transactions contemplated by the Buyer Transaction Documents have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by Buyer, CAC I and CAC II and constitutes, and each of the other Buyer Transaction Documents will be duly and validly authorized, executed and delivered by Buyer and will constitute, the legal, valid and binding obligations of Buyer, CAC I and CAC II, as applicable, enforceable against Buyer, CAC I and CAC II, as applicable, in accordance with and subject to its terms, except as may be limited by bankruptcy or other laws affecting creditors' rights and by equitable principles.

     6.3.  No Conflicts.  Except as set forth on Schedule 6.3, neither the
           ------------
execution, delivery and performance by Buyer, CAC I or CAC II, as applicable, of the Buyer Transaction Documents, nor the consummation by Buyer, CAC I and CAC II of the transactions contemplated thereby is an event that, by itself or with the giving of notice or the passage of time or both, will (i) conflict with the certificate of incorporation or by-laws, as amended, of Buyer or the articles of incorporation or by-laws of CAC I or CAC II, (ii) constitute a violation of, or conflict with or result in any breach of or any default under, or constitute grounds for termination or acceleration of, any mortgage, indenture, lease, contract, agreement (including, without limitation, the agreement between the British Broadcasting Corporation, CTSH and/or its Affiliates (the "BBC
                                                                   ---
Agreement") and the credit agreement between the Buyer and KeyBank National
---------
Association dated as of April 26, 1995 (as amended, the "Bank Credit
                                                         -----------
Agreement")) or instrument to which Buyer, any of its Subsidiaries, CAC I, CAC
---------
II, CTSH or any of its Subsidiaries is a party or by which it is bound, except for such violations, conflicts, breaches, terminations and accelerations as individually or in the aggregate would not have or be reasonably expected to have a Buyer

Material Adverse Effect or result in the creation of any material Lien upon any of Buyer's assets such that it is reasonably likely that Buyer, CAC I and CAC II will be unable to proceed with the transactions contemplated in this Agreement or (iii) violate (A) any judgment, decree or order or (B) any statute, rule or regulation, in each such case, applicable to Buyer, CAC I or CAC II. The execution, delivery and performance by Buyer, CAC I and CAC II of this Agreement, and by Buyer of the Shareholder Agreement, and the consummation by Buyer, any of its Subsidiaries, CAC I, CAC II, CTSH or any of its Subsidiaries of the transactions contemplated hereby or thereby, require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of articles of merger with the Department of State of the Commonwealth of Pennsylvania and of appropriate documentation with the relevant authorities of other states in which CAC I or CAC II is qualified to do business; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Act; (c) the approvals of the FCC contemplated by this Agreement; (d) actions or filings which, if not taken or made, would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect; and (e) filings and notices not required to be made or given until after the Effective Time.


     6.4.  Capitalization of Buyer and its Subsidiaries and CTSH and its
           -------------------------------------------------------------
Subsidiaries.
------------
           (a) The authorized capital stock of Buyer consists of 208,313 shares of Class A Common Stock, par value $0.01 per share ("Castle A Common
                                                            ---------------
Stock"), of which 208,313 are duly authorized and validly issued and
-----
outstanding, fully paid and nonassessable; 10,048,051 shares of Castle B Common Stock, par value $0.01 per share, of which 408,433 are duly authorized and validly issued and outstanding, fully paid and nonassessable; and 6,071,228 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"), of
                                                       ---------------
which 5,777,733 are duly authorized and validly issued and outstanding, fully paid and nonassessable. A total of 1,080,375 shares of Castle B Common Stock are reserved for issuance under Buyer's 1995 Stock Option Plan, as amended, and a total of 6,095,025 shares of Castle B Common Stock are reserved for the conversion of Castle A Common Stock and Preferred Stock of Buyer. Except as set forth in this Section 6.4(a) and except for transactions contemplated by this Agreement there are outstanding no shares of capital stock or other equity securities of Buyer. Schedule 6.4(a) sets forth for each Subsidiary of Buyer the amount of its authorized capital stock, the amount of its outstanding capital stock and the record and beneficial owners of its outstanding capital stock. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 6.4(a), there are no shares of capital stock or other equity securities of any Subsidiary of Buyer outstanding. Neither the shares of capital stock of Buyer nor those of any of its Subsidiaries have been issued in violation of, and except as set forth on Schedule 6.4, none of such shares are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the certificate of incorporation, as amended, or by-laws of Buyer or the comparable governing instruments of any of its Subsidiaries, any Contract to which Buyer or any of its Subsidiaries is subject, bound or a party or otherwise. Except as indicated above or as set forth on Schedule 6.4(a), there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement and Buyer's financing commitments dated as of June 27, 1997 from Lehman Brothers Inc., copies of which have been made available to Sellers) (i) pursuant to which Buyer or any of its Subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Buyer or any of its Subsidiaries or (ii) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to holders of shares of capital stock of Buyer or any of its Subsidiaries. Except as set forth above or on Schedule 6.4(a), there are no equity securities of Buyer or any of its Subsidiaries reserved for issuance for any purpose. Except as set forth on Schedule 6.4(a), Buyer has good and valid title, directly or through one or more wholly owned Subsidiaries, to all the outstanding shares of capital stock of each such Subsidiary, free and clear of any Liens and restrictions of any kind. There are no outstanding bonds, debentures, notes or other securities having the right to vote on any matters on which stockholders of Buyer or any of its Subsidiaries may vote.

           (b) The authorized share capital of CTSH consists of 11,477,290 ordinary shares, par value 1p per share ("CTSH Stock"), all of which are duly
                                          ----------
authorized and validly issued and outstanding, fully paid and nonassessable and held of record by the Persons named in Schedule 6.4(b) in the respective amount shown therein. Except as set forth in this Section 6.4(b) and except for transactions contemplated by this Agreement there are outstanding no shares of capital stock or other equity securities of CTSH. Schedule 6.4(b) sets forth for each Subsidiary of CTSH the amount of its authorized share capital, the amount of its outstanding capital stock and the record and beneficial owners of its outstanding shares. All the outstanding shares of capital stock of each Subsidiary of CTSH have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 6.4(b), there are no shares of capital stock or other equity securities of any Subsidiary of CTSH outstanding. Neither the shares of capital stock of CTSH nor those of any of its Subsidiaries have been issued in violation of, and except as set forth on
Schedule 6.4(b), none of such shares are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law or any charter documents of CTSH or the comparable governing instruments of any of its Subsidiaries, any Contract to which CTSH or any of its Subsidiaries is subject, bound or a party or otherwise. Except as indicated above or as set forth in Schedule 6.4(b), there are no warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) outstanding as of July 11, 1997 or as to which CTSH will be or is likely to become bound or obligated in connection with the financing by Buyer of the transactions contemplated hereby (i) pursuant to which CTSH or any of its Subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of CTSH or any of its Subsidiaries or (ii) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to holders of share capital of CTSH or any of its Subsidiaries. Except as set forth above or on Schedule 6.4(b), there are no equity securities of CTSH or any of its Subsidiaries reserved for issuance for any purpose. Except as set forth on Schedule 6.4(b), CTSH has good and valid title, directly or through one or more wholly owned Subsidiaries, to all the outstanding shares of capital stock of each of its Subsidiaries, free and clear of any Liens and restrictions of any kind. There are no outstanding bonds, debentures, notes or other securities having the right to vote on any matters on which stockholders of CTSH or any of its Subsidiaries may vote.

     6.5.  Equity Interests.  Except as set forth on Schedule 6.5 hereto, Buyer
           ----------------
does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other Person and neither Buyer nor any of its Subsidiaries is a member of or participant in any partnership, joint venture, limited liability company, limited liability partnership or similar Person.

     6.6.  Financial Statements.
           --------------------

           (a)   Schedule 6.6(a) sets forth true, correct and complete copies of
(i) the balance sheet of Buyer and its consolidated Subsidiaries as at December 31, 1995, and December 31, 1996, and the statements of income and cash flows of Buyer and its consolidated Subsidiaries for each of the years then ended, together with the notes thereto and report thereon of KPMG Peat Marwick LLP, independent public accountants (the "Buyer Audited Statements"); and (ii) the
                                     ------------------------
balance sheet of Buyer and its consolidated Subsidiaries as at May 31, 1997 and the statements of income and cash flows of Buyer and its consolidated Subsidiaries for the five months then ended (together with the Buyer Audited Statements and the Buyer Interim Financial Statements, the "Buyer Financial
                                                            ---------------
Statements").  The Buyer Financial Statements have been, or in the case of the
----------
Buyer Interim Financial Statements, will be, prepared from the books and records of Buyer and present fairly (subject, in the case of the Buyer Interim Financial Statements, to normal recurring year-end adjustments) the financial position of Buyer and its consolidated Subsidiaries as at December 31, 1995 and 1996, May 31, 1997 and June 30, 1997 and the statements of income and cash flows of Buyer and its consolidated Subsidiaries for the periods then ended in conformity with GAAP applied on a basis consistent with past practices (except in each case as described in the notes thereto or as otherwise disclosed in Schedule 6.6(a)).

           (b)   Schedule 6.6(b) sets forth true, correct and complete copies of
(i) the balance sheet of CTSH and its consolidated Subsidiaries as at March 31, 1997, and the consolidated profit and loss account and consolidated cash flow statement for the seven-month period ended March 31, 1997, together with the notes and report thereon of KPMG, Chartered Accountants (the "CTSH Audited
                                                              ------------
Statements"); and (ii) the CTSH Interim Financial Statements (collectively,
----------
together with the CTSH Audited Statements, the "CTSH Financial Statements").
                                                -------------------------
The CTSH Financial Statements have been prepared from the books and records of CTSH and give a true and fair view of the state of affairs of CTSH and its consolidated Subsidiaries as at March 31, 1997 and of their consolidated profit for the period then ended and have been properly prepared in accordance with the U.K. Companies Act 1985 (as if those requirements were to apply) applied on a basis consistent with past practices (except in each case as described in the notes thereto or as otherwise disclosed in Schedule 6.6(b).

     6.7.  No Undisclosed Liabilities.  Except as set forth on Schedule 6.7,
           --------------------------
there have been no material liabilities or obligations (whether pursuant to Contracts or otherwise) of any kind whatsoever (whether accrued, contingent, absolute, determined, determinable or otherwise) incurred by Buyer or any of its Subsidiaries since December 31, 1996, or incurred by CTSH or any of its Subsidiaries since March 31, 1997, other than:

           (a) liabilities or obligations disclosed or provided for in the balance sheet of Buyer and its Subsidiaries as of June 30, 1997 included in the Buyer Interim Financial Statements or the balance sheet of CTSH and its consolidated Subsidiaries as of June 30, 1997 included in the CTSH Interim Financial Statements or in the notes to the Buyer Interim Financial Statements or the CTSH Interim Financial Statements.

           (b) liabilities or obligations incurred or that have arisen in the ordinary course of business consistent with past practice which, individually and in the aggregate have not had and would not reasonably be expected to have a Buyer Material Adverse Effect; or

           (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

     6.8.  Absence of Certain Changes or Events.  Since December 31, 1996, the
           ------------------------------------
business of Buyer and its Subsidiaries has been conducted in the ordinary course consistent with past practice (including with respect to the collection of receivables, payment of payables and other liabilities, advertising activities, sales practices (including promotions, discounts and concessions), capital expenditures and inventory levels, and contributions to or accruals to or in respect of Benefit Plans). There has not occurred with respect to the business of Buyer and its Subsidiaries since December 31, 1996 or with respect to the business of CTSH and its Subsidiaries since March 31, 1997:

           (a) any event, occurrence or development which, individually or in the aggregate, has had or would reasonably be expected to have a Buyer Material Adverse Effect.

           (b) any action taken by the Buyer or any of its Subsidiaries which, if taken after July 11, 1997, would constitute a breach of the covenant set forth in Section 8.1.

      6.9. Licenses.  None of Buyer or any of its Subsidiaries owns, holds or
           --------
uses any Licenses which are material to the ownership or operation of their respective businesses other than the Licenses listed on Schedule 6.9, true and complete copies of which have been made available to Sellers. Schedule 6.9 identifies the legal holders of all Licenses relating to the business of Buyer or any of its Subsidiaries. Such Licenses are valid and are in full force and effect and, except as limited by the provisions of the Communications Act, and the FCC's rules, regulations and policies and as otherwise specified on the face of such Licenses, none of such Licenses is subject to any restriction or condition which would limit in any material respect the operation of any business of Buyer or any of its Subsidiaries as it is presently being conducted. Buyer and its Subsidiaries are familiar with and have operated their respective businesses (and any auxiliary assets operated in connection with the operation of such businesses) at all times in material compliance with generally accepted industry practices and in compliance in all material respects with the Licenses, the Communications Act and the existing rules, regulations and policies of the FCC and the rules and regulations and policies of the FAA. Except as shown on
Schedule 6.9, no application, action or proceeding is pending for the renewal or modification of any of the Licenses and there is not now before any Governmental Entity any investigation or complaint against Buyer or any of its Subsidiaries the unfavorable resolution of which would impair the qualifications of any of Buyer or any of its Subsidiaries to hold any of the Licenses. Except as shown on
Schedule 6.9, no event or events have occurred which, individually or in the aggregate, and with or without the giving of notice or the lapse of time or both, would constitute grounds for, or which could result in, the revocation or termination of any License or the imposition of any restriction or limitation by any Governmental Entity on the operation of the businesses of Buyer or any of its Subsidiaries. No Licenses other than those shown on Schedule

6.9 are necessary or required to operate any business of Buyer or its Subsidiaries as it is presently being conducted.

     6.10. Assets Other than Real Property Interests.
           -----------------------------------------

           (a) Buyer and its Subsidiaries have good and valid title to all assets reflected on the December 31, 1996 balance sheet of Buyer and its consolidated Subsidiaries included in the Buyer Financial Statements (the "December 31 Buyer Balance Sheet") or thereafter acquired, except those sold or
 -------------------------------
otherwise disposed of in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens of any kind except (i) such as are set forth on Schedule 6.10, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business consistent with past practice, (iii) Liens which secure debt that is reflected as a liability on the balance sheets as of June 30, 1997 included in the Buyer Interim Financial Statements and other debt incurred under existing credit facilities of Buyer or its Subsidiaries and
(iv) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate, as presently conducted (Liens, encumbrances and imperfections of title described in clauses (i), (ii), (iii) and (iv) above are hereinafter referred to collectively as "Buyer Permitted
                                                            ---------------
Liens"). Schedule 6.10 sets forth a list of all material personal property owned
-----
by Buyer and its Subsidiaries and used or held for use in connection with their respective businesses.

           (b) All the material tangible assets used, held for use or necessary in the operation of the businesses of Buyer and its Subsidiaries (i) have been and are being maintained in accordance with the customary industry practice, (ii) are free from material defects and (iii) are in all material respects in good working condition, reasonable wear and tear and depreciation excepted. All leased personal property used, or held for use or necessary in the operation of the businesses of Buyer and its Subsidiaries is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

     This Section 6.10 does not relate to Real Property or interests in Real Property, such items being the subject of Section 6.11.

     6.11. Title to Real Property.  Schedule 6.11 sets forth a complete list of
           ----------------------
all Real Property and interests in Real Property used or held for use in the operation of the businesses of Buyer and its Subsidiaries and owned in fee by Buyer or any of its Subsidiaries (individually, a "Buyer Owned Property") and
                                                   --------------------
identifies any material reciprocal easement or operating agreements (other than such operating agreements not relating to Real Property identified on other disclosure schedules of Buyer attached hereto) relating thereto. Schedule 6.11 sets forth a complete list of all Real Property and interests in Real Property used, or held for use in the operation of the businesses of Buyer and its Subsidiaries leased by Buyer or any of its Subsidiaries (individually, a "Buyer
                                                                          -----
Leased Property") and identifies any material leases and reciprocal easement or
---------------
operating agreements (other than such operating agreements not relating to Real Property identified on other disclosure schedules of Buyer attached hereto) relating thereto. Buyer and its Subsidiaries have (i) good and insurable fee title to all Buyer Owned Property and (ii) assuming good and adequate title in each lessor of a leasehold estate, good and valid title to the leasehold estates in all Buyer Leased Property (a Buyer Owned Property or Buyer Leased Property being sometimes referred to herein, individually, as a "Buyer
                                                                        -----
Property" and, collectively, as "Buyer Properties"), in each case free and clear
--------                         ----------------
of all Liens and other similar restrictions of any nature whatsoever, except (A) such as are set forth on Schedule 6.11, (B) leases, subleases and similar agreements set forth on Schedule 6.16, (C) Buyer Permitted Liens, (D) easements, covenants, rights-of-way and other similar restrictions of record, (E) any conditions that may be shown by a current, accurate survey or readily determined by a physical inspection of any Buyer Property made prior to Closing and (F) (I) zoning, building and other similar restrictions, (II) Liens and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Buyer Parties have easement rights or on any Buyer Leased Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (I), (II) and (III), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate, as presently conducted. Except as set forth on Schedule 6.17, to the knowledge of Buyer, the current use by Buyer and its Subsidiaries of the plants, offices and other facilities located on Buyer Property does not violate any local zoning or similar land use or government regulations in any material respect. No condemnation of any material portion of the Buyer Properties has occurred; and Buyer and its Subsidiaries have not received any notice related to any future or proposed condemnation of any material portion of the Buyer Properties.

     6.12. Intellectual Property.
           ---------------------

           (a) Schedule 6.12 sets forth a true and complete list of all material Intellectual Property owned, used, filed by or licensed to Buyer or any of its Subsidiaries. With respect to registered trademarks, Schedule 6.12 sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registrations and application numbers. Except as set forth on Schedule 6.12, the Buyer and its Subsidiaries own, and Buyer and its Subsidiaries have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicenses, without payment to any other Person, all Intellectual Property listed in
Schedule 6.12 and, to the knowledge of Buyer or its Subsidiaries, the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights. Buyer and its Subsidiaries have all rights to Intellectual Property as are necessary in connection with their respective businesses as they are presently being conducted.

           (b) Buyer and its Subsidiaries have not granted any licenses or contractual rights of any kind relating to Intellectual Property listed on
Schedule 6.12 or the marketing or distribution thereof. Buyer and its Subsidiaries are not bound by or a party to any Contracts of any kind relating to the Intellectual Property of any other Person, except as set forth on
Schedule 6.12 and except for agreements relating to computer software licensed to Buyer and its Subsidiaries in the ordinary course of business consistent with past practice. Subject to the rights of third parties set forth on Schedule 6.12, all Intellectual Property listed in Schedule 6.12 is free and clear of the claims of others and of all Liens whatsoever. The conduct of the businesses of Buyer and its Subsidiaries as they are presently being conducted and as they are proposed to be conducted after the Closing as contemplated by the parties does not and will not violate, conflict with or infringe the Intellectual Property of any other Person. Except as set forth on

Schedule 6.12, (i) no claims are pending or, to the knowledge of Buyer or any of its Subsidiaries, threatened against Buyer or any of its Subsidiaries by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property and (ii) Buyer and its Subsidiaries have not received any communications alleging that Buyer or any of its Subsidiaries has violated any rights relating to Intellectual Property of any Person.

     6.13. Employees.
           ---------

           (a) Except as described on Schedule 6.13, Buyer and its Subsidiaries have no contracts of employment with any employee and are not a party to or subject to any collective bargaining agreements. Schedule 6.13 contains a true and complete list of all officers and key employees of Buyer and each of its Subsidiaries as of July 1, 1997.

           (b) No employee of Buyer or any of its Subsidiaries shall be entitled to receive any termination, severance or deferred compensation payment as a result of the transactions contemplated by this Agreement.

           (c) Schedule 6.13 lists each Benefit Plan with respect to which Buyer and its Subsidiaries contribute or have any liability (each a "Buyer
                                                                     -----
Benefit Plan"). Buyer has made available to the Crown Parties true and complete
------------
copies of any Buyer Benefit Plan and related trust agreements as in effect on July 11, 1997 and the most recent Form 5500 required to be filed with respect to such Buyer Benefit Plan. No event has occurred since the filing of the most recent Form 5500 that will materially increase the cost of any Buyer Benefit Plan. No Buyer Benefit Plan is a "multiemployer plan" (within the meaning of
Section 3(37) of ERISA), and with respect to the operations of their businesses, Buyer and its Subsidiaries are not required to contribute to, nor have Buyer and its Subsidiaries maintained or contributed to or had an obligation to maintain or contribute to, any such plan within the five full plan years of any such plan immediately prior to July 11, 1997.

           (d) Each of the Buyer Benefit Plans is in compliance in all material respects with all applicable requirements of ERISA, the Code and other applicable law. Each of the Buyer Benefit Plans has been administered in all material respects in accordance with its terms. No Buyer Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) has a material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA). No "reportable event" (as defined in Section 4043 of ERISA), "prohibited transaction" (within the meaning of Section 406 of ERISA or
Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to any Buyer Benefit Plan which could subject the Crown Parties or Buyer to a material penalty, tax or other liability under ERISA, the Code or applicable law; there is no pending or, to the knowledge of Buyer, threatened claim or litigation by any party with respect to the Buyer Benefit Plans, other than routine claims for benefits. None of Buyer or its Subsidiaries nor any entity required to be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA has a material, actual or contingent liability under Title IV of ERISA and no condition exists that could reasonably be expected to give rise to any such liability.

           (e) No Buyer Benefit Plan (i) has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of its most recent plan year of (ii) has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code; and Buyer and its Subsidiaries have not incurred any material liability to a Buyer Benefit Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for premiums not yet due).

           (f) No employee of Buyer or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Buyer Benefit Plan (other than under written employment contracts listed on Schedule 6.13) as a result of the transactions contemplated hereby. The deduction of any amount payable under any Buyer Benefit Plan shall not be subject to disallowance under Section 280G of the Code.

           (g) Each Buyer Benefit Plan may be amended or terminated after the Effective Time without material liability to Buyer, Network or Mobile.

           (h) The consummation of the transactions contemplated by this Agreement shall not give rise to any material liability with respect to any Buyer Benefit Plan.

           (i)   Each Buyer Benefit Plan intended to be a qualified plan under
Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such Buyer Benefit Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no event has occurred that could adversely affect such qualified or exempt status.

     6.14. Litigation.  Schedule 6.14 sets forth a list of all pending lawsuits
           ----------
or claims with respect to which Buyer or any of its Subsidiaries has been contacted in writing by counsel for the plaintiff or claimant against or affecting Buyer or any Subsidiary or any of their respective properties, assets, operations or businesses, and which (i) relate to or involve more than $50,000,
(ii) seek any material injunctive relief or (iii) may give rise to any legal restraint on or prohibition against the transactions contemplated by this Agreement. Except as set forth on Schedule 6.14, to the knowledge of Buyer or its Subsidiaries, none of the lawsuits or claims listed in Schedule 6.14 as to which there is at least a reasonable possibility of adverse determination would have, if so determined, individually or in the aggregate, a Buyer Material Adverse Effect. Except as set forth on Schedule 6.14, to the knowledge of Buyer and its Subsidiaries, there are no unasserted or threatened claims of the type that would be required to be disclosed in Schedule 6.14. To the knowledge of Buyer and its Subsidiaries, except as set forth on Schedule 6.14, none of Buyer and its Subsidiaries is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to it or its respective properties, assets, operations or businesses. Except as set forth on Schedule 6.14, there is no lawsuit or claim by Buyer or any of its Subsidiaries pending, or which Buyer or any of its Subsidiaries intend to initiate, against any other Person. Except as set forth on Schedule 6.14, to the knowledge of Buyer and its Subsidiaries, there is no pending or threatened investigation of or affecting Buyer or any of its Subsidiaries by any Governmental Entity.

     6.15. Brokers.  There is no investment banker, broker or finder or other
           -------
Person who will have any valid claim against Buyer, CAC I or CAC II for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of, or action taken by, Buyer, other than Lehman Brothers whose fees will be paid by Buyer.

     6.16. Contracts.  Except for Contracts listed on Schedule 6.16, neither the
           ---------
Buyer nor any of its Subsidiaries is a party to or bound by any Contract relating to or affecting the assets of Buyer and its Subsidiaries which is a:

           (a) Contract with its agents, suppliers, customers, advertisers, consultants, advisors, sales representatives, distributors, sales agents or dealers other than Contracts which by their terms are cancelable by Buyer or any of its Subsidiaries with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such Contract, in excess of $50,000;

           (b) covenant not to compete (other than pursuant to any radius restrictions contained in any lease, reciprocal easement agreement or development, construction, operating or similar agreement) or confidentiality agreement;

           (c)   Contract with any Governmental Entity;

           (d) agreement, Contract or other instrument under which Buyer or any of its Subsidiaries has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or any other note, bond, debenture or other evidence of indebtedness issued to any Person;

           (e) Contract (including any so-called take-or-pay, cash deficiency or keepwell agreement) under which (A) any Person (including Buyer or any of its Subsidiaries) has directly or indirectly guaranteed indebtedness, liabilities or obligations of Buyer or any of its Subsidiaries or (B) or Buyer or any of its Subsidiaries has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person, and other than endorsements for the purpose of collection in the ordinary course of business consistent with past practice and including agreements having the effect of a guarantee, whether or not required to be reflected on the Buyer Financial Statements in accordance with GAAP;

           (f) pledge, security agreement, deed of Trust, financial statement or other document granting a Lien on any of the assets of Buyer or any of its Subsidiaries (other than Buyer Permitted Liens);

           (g) Contract under which Buyer or any of its Subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person in excess of $50,000;

           (h) Contract under which Buyer or any of its Subsidiaries is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of Buyer or any of its Subsidiaries and which entails payments in any 12-month period, in the case of any such Contract, in excess of $50,000;

           (i) Contract or other arrangement with (A) any affiliate of Buyer or any of its Subsidiaries or (B) any current or former officer, director or employee, shareholder or with any Related Person of Buyer or any of its Subsidiaries or any of their respective affiliates;

           (j) Contract for the sale of any of the assets of Buyer and its Subsidiaries (including any capital stock or rights to acquire capital stock of Buyer and its Subsidiaries) or the grant of any preferential rights to purchase any of the assets of Buyer and its Subsidiaries or requiring the consent of any party to the transfer thereof or otherwise limiting the ability of Buyer and its Subsidiaries to sell the assets of Buyer and its Subsidiaries (including any capital stock or rights to acquire capital stock of Buyer and its Subsidiaries);

           (k) Contract not made in the ordinary course of business consistent with past practice, including any joint venture or partnership arrangement or any agreement relating to any merger or acquisition involving the Buyer or any of its Subsidiaries; or

           (l) Contract whether or not made in the ordinary course of business, which is material to Buyer and its Subsidiaries, taken as a whole, or the termination of which could reasonably be expected to have a Buyer Material Adverse Effect.

Buyer and its Subsidiaries are not, and to the best of the knowledge of Buyer and its Subsidiaries, no other party is (with or without the lapse of time or the giving of notice or both) in default in any material respect under any Contract, License or instrument required to be set forth in Buyer's disclosure schedules (each, a "Buyer Scheduled Contract"). Buyer and its Subsidiaries have
                    ------------------------
made available to the Crown Parties or their Representatives true and complete copies of all Buyer Scheduled Contracts. Each Buyer Scheduled Contract is in full force and effect as of July 11, 1997 and constitutes a legal, valid and binding obligation of Buyer and its Subsidiaries and, to the best of the knowledge of Buyer and its Subsidiaries, the other parties thereto, enforceable in accordance with its terms. Neither Buyer nor any of its Subsidiaries has received any written notice of the intention of any party to terminate any Buyer Scheduled Contract.

     6.17. Compliance with Laws.  Except as set forth on Schedule 6.17, the
           --------------------
operations of Buyer and its Subsidiaries are not now being conducted and, to the knowledge of Buyer or any of its Subsidiaries, have not been conducted in violation of any applicable law, ordinance, statute, rule or regulation of any Governmental Entity except for violations, which do not and will not, individually or in the aggregate, have or be reasonably expected to have a Buyer Material Adverse Effect. Buyer and its Subsidiaries have not received any notice from any Governmental Entity that the operations of Buyer and its Subsidiaries are being conducted in violation of any applicable law, ordinance, statute, rule or regulation of any Governmental Entity, or of any investigation or review pending or threatened by any Governmental Entity investigating or reviewing any alleged violation, which violation individually or in the aggregate with all other violations would have or would reasonably be expected to have a Buyer Material Adverse Effect. Except as set forth on Schedule 6.17 to this Agreement, all the Real Property of Buyer and its Subsidiaries is in compliance with applicable laws, including zoning, land use and building code laws, ordinances and regulations necessary to conduct the operations of Buyer and its Subsidiaries as presently conducted, and the transactions contemplated by this Agreement could not reasonably be expected to result in the revocation of any permit or variance, except to the extent that any such non-compliance, violation or revocation, individually or in the aggregate, would not have or would not reasonably be expected to have a Buyer Material Adverse Effect.

     6.18. Environmental Matters.
           ---------------------

           (a) Except as set forth on Schedule 6.18, Buyer and its Subsidiaries are in compliance with all Environmental Laws, except for instances of non-compliance, that, individually or in the aggregate, do not or will not have or would not reasonably be expected to have a Buyer Material Adverse Effect on the financial condition, business, operations or assets of Buyer and its Subsidiaries. No Lien has attached to any Buyer Property or facility of Buyer and its Subsidiaries pursuant to any Environmental Laws. Except as set forth on
Schedule 6.18, there have been no Releases of Hazardous Material by Buyer or any of its Subsidiaries or, to the knowledge of Buyer or any of its Subsidiaries, by any other Person in, on, under or affecting any Buyer Property or facility of Buyer and its Subsidiaries, and Buyer and its Subsidiaries have not disposed of any Hazardous Material in a manner that, in either case, individually or in the aggregate, could reasonably be anticipated to result in a Buyer Material Adverse Effect. Except as set forth on Schedule 6.18, prior to the period of ownership or operation by Buyer and its Subsidiaries of any Buyer Property or facility, to the knowledge of Buyer, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such current or previously owned properties and, except as set forth on Schedule 6.18, to the knowledge of Buyer, there were no Releases of Hazardous Material in, on, under or affecting any such property. Except as set forth on Schedule 6.18, there are no sites, locations or operations for which Buyer and its Subsidiaries have received notice that they are or may be responsible for any remedial or response action, as defined in any Environmental Law, relating to any Release of Hazardous Material. Schedule 6.18 sets forth a list of any and all environmental audits of any Buyer Property or facility of Buyer and its subsidiaries conducted by Buyer or by any of its Subsidiaries during Buyer's or a Subsidiary's ownership of such Buyer Property or facility, or obtained by, or performed on behalf of, Buyer and its Subsidiaries in connection with its acquisition of any Buyer Property or facility, and any audits in the possession of Buyer and its Subsidiaries of any Buyer Property or facility adjacent to their facilities which relate to any facts, conditions or circumstances that have resulted, or may result, in a Release of Hazardous Material at or under such Buyer Property or facility (collectively, the "Buyer
                                                                         -----
Environmental Audits").  Buyer has made copies of all Buyer Environmental Audits
--------------------
available to Sellers.

           (b) Buyer and its Subsidiaries have obtained, and are in material compliance in all material respects with all Environmental Permits. Except as disclosed on Schedule 6.18, Buyer and its Subsidiaries have not received notice of any civil, criminal or administrative claims or proceedings, pending or threatened, that are based on or related to any Environmental Laws or the failure to comply with any terms and conditions of any Environmental Permits which claims or proceedings of which failure to comply, individually or in the aggregate, would have or reasonably be expected to result in a Buyer Material Adverse Effect. To the knowledge of Buyer, except as described in Schedule 6.18,
(i) there are no PCBs in any container or equipment on, about, under or within any Buyer Real Property or facility of Buyer and its Subsidiaries,
(ii) there is no asbestos at, on, about, under or within any Real Property or facility of Buyer and its Subsidiaries and (iii) there are no underground storage tanks, whether in service or closed in place, under any Buyer Property or facility of Buyer or its Subsidiaries.

     6.19. Taxes.
           -----

           (a) Buyer and its Subsidiaries have timely filed or caused to be timely filed, or will timely file or cause to be timely filed on or prior to the Closing Date, all Tax returns and Tax reports which are required to be filed (including proper filing extensions) on or prior to the Closing Date by them. All such returns were or will be, as the case may be, complete and correct in all material respects at the time of filing. All Taxes due and payable with respect to taxable periods covered by such returns, or with respect to which any of Buyer or its Subsidiaries is or might be otherwise liable (including Taxes which Buyer and its Subsidiaries may have been required to withhold from amounts owing to any stockholder, employee, creditor or third party), have been, or prior to the Closing Date will be, timely paid. Except as disclosed in schedule 6.7, none of Buyer or any of its Subsidiaries is delinquent in the payment of any Tax, or has any Tax deficiencies proposed, assessed, or to the knowledge of Buyer, threatened against it. No Liens for Taxes exist with respect to any assets of Buyer or its Subsidiaries.

           (b) Any deficiencies resulting from any tax audits or examinations of Buyer or any of its Subsidiaries have been paid in full. There are no present audits, disputes or proceedings as to any Taxes of Buyer or any of its Subsidiaries. No material issues were raised in writing during any audit, dispute or proceeding of Buyer or any of its Subsidiaries that might apply to any taxable period subsequent to the taxable period covered by such audit, dispute or proceeding.

           (c) None of Buyer or its Subsidiaries is a party to or bound by any agreement (including any tax sharing agreement), election or extension of the statute of limitations with respect to taxes. None of the Buyer or its Subsidiaries is or has ever been a member of an affiliated, consolidated, combined or unitary group of which any corporation other than Buyer or any of its Subsidiaries also is or was a member.

           (d) Neither Buyer nor any of its Subsidiaries has taken any action that would require it to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by Buyer or any of its Subsidiaries, and the Internal Revenue Service has not proposed for any open Tax year any such adjustment or change in accounting method. Neither Buyer nor any of its Subsidiaries will be required to include in a taxable period (or portion thereof) beginning on or after the Closing Date taxable income attributable to income that economically accrued in a prior taxable period (or portion thereof), including as a result of the installment method of accounting, the completed contract method of accounting or the cash method of accounting.

     6.20. Insurance.  Buyer and its Subsidiaries maintain policies of fire and
           ---------
casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are customary in the businesses in which they are engaged. The insurance policies currently in effect and owned and maintained by Buyer and its Subsidiaries are listed in Schedule

6.20. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of Buyer and its Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     6.21. Disclosure.  No statement of Buyer contained in this Article 6, in
           ----------
Exhibit C, in any of the disclosure schedules referred to in Article 6 or in any Certificates delivered pursuant to Section 4.3(f) intentionally contains any untrue statement of a material fact or intentionally omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made not misleading.

                                  ARTICLE 7.

                             Covenants of Sellers
                             --------------------

     Each of the Crown Parties, on a joint and several basis, from July 11, 1997 until the completion of the Closing, covenants and agrees as follows:

     7.1.  Operation of the Business.  From July 11, 1997 until the Closing,
           -------------------------
except as expressly provided otherwise in this Agreement, the Crown Parties shall conduct, or cause to be conducted, the Crown Communications Business and the businesses of Network and Mobile in the ordinary course consistent with past practice (including with respect to the collection of receivables, payment of payables and other liabilities, advertising activities, sales practices (including promotions, discounts and concessions), capital expenditures and inventory levels, and contributions to or accruals to or in respect of Benefit Plans). Furthermore, without limiting the generality of the foregoing, until the Closing, the Crown Parties will (i) use reasonable commercial efforts to (A) preserve intact their business organizations and the business organization of the Crown Communications Business, (B) keep available to Buyer and the Surviving Corporations the services of the present officers and key employees of the Crown Communications Business, Network and Mobile, (C) continue in full force and effect without modification all existing policies or binders of insurance currently maintained in respect of the Crown Communications Business, Network and Mobile, (D) preserve their current material relationships with customers, suppliers, creditors, employees, licensors, licensees, distributors and others with whom any of the Crown Parties has a material business or financial relationship, (E) safeguard the inventory of the Crown Communications Business, Network and Mobile from theft or misappropriation, (F) maintain the books and records of the Crown Communications Business, Network and Mobile in substantially the same manner as presently maintained and (G) continue the construction and development of all in progress construction and development sites, and (ii) not engage in any practice, take any action, fail to take any action or enter into any transaction that would or would reasonably be expected to result in any of the conditions set forth in Article 11 not being satisfied on the Closing Date. In the event of damage, destruction or loss affecting any assets of the Crown Communications Business, Network or Mobile between July

11, 1997 and the Closing Date, the Crown Parties may (but shall not be obligated to) prior to the Closing Date elect to repair (or undertake to repair) such damage, destruction or loss at the expense of Sellers.

     In furtherance and not in limitation of the foregoing, each of the Crown Parties covenants and agrees that, prior to the Closing, without the prior written consent of Buyer, none of the Crown Parties will:

           (a) make any material change in the business policies or practice of the Crown Communications Business (including any advertising, marketing, pricing, purchasing, personnel or sales policy or practice) except in the ordinary course of business consistent with past practice;

           (b) engage in any forward selling or acceleration of customer orders or contracts, any deferral in paying payables, any deferral in making capital expenditures or any delay in any construction or other capital projects, any grant of any discount to customers other than in the ordinary course of business consistent with past practice or any other changes intended to increase the current income and cash collection of the Crown Communications Business prior to the Closing Date by accelerating revenue that would otherwise be collected after the Closing Date or deferring payment that would otherwise be expected to be made prior to the Closing Date;

           (c) in the case of Network or Mobile, declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Network or Mobile, or repurchase, redeem or otherwise acquire any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, Network or Mobile, other than declaration of a dividend with respect to the outstanding shares of Network Common Stock in the amount of $525,687.50 per share (or an aggregate amount of $1,051,375), which dividend will be payable on October 31, 1997, to holders of record of Network Common Stock as of August 14, 1997;

           (d) issue, sell, transfer, pledge, or otherwise dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or acquisition rights of any kind with respect to any shares of, capital stock of any class or series of Network or Mobile;

           (e) in the case of Network or Mobile, amend any term of any outstanding security of Network or Mobile;

           (f) (x) incur or assume any indebtedness for borrowed money other than under existing credit facilities in the ordinary course of business consistent with past practice (but in any event not more than an aggregate amount of additional indebtedness, to be agreed upon by Buyer and Sellers, in excess of the aggregate amounts reflected on the Crown Interim Financial Statements), or (y) guarantee, endorse or otherwise incur or assume (whether directly, contingently or otherwise) liability for the obligations of any other Person, other than in the ordinary course of business consistent with past practice;

           (g) create or assume any Lien on any material asset of the Crown Communications Business, Network or Mobile other than Crown Permitted Liens, Crown

Permitted Real Estate Liens, and Liens incurred under existing credit facilities or in the ordinary course of business consistent with past practice;

           (h) make any loan, advance (other than to employees for business expenses, consistent with past practice) or capital contribution to or investment in any Person;

           (i) (x) enter into any Contract relating to any acquisition or disposition of, or the lease, mortgage or pledge of, any assets or business of any Person, except in the ordinary course of business consistent with past practice or as required to comply with Section 7.1(o) hereof, or (y) agree to any modification, amendment, assignment, termination or relinquishment of any Contract, License or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that would have or reasonably be expected to have a Crown Material Adverse Effect, other than in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

           (j) change any method of accounting or accounting principles or practice relating to the Crown Communications Business, Network or Mobile, except for any such change required by reason of a change in GAAP;

           (k) make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, fail to make any Tax payments or consent to extend or waive the limitations period applicable to any Tax claim or assessment;

           (l) (w) grant any severance or termination pay to any director, officer or employee of the Crown Communications Business, Network or Mobile, (x) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or other employee of the Crown Communications Business, Network or Mobile, (y) increase benefits payable under any existing severance or termination pay policies or employment agreements, or (z) increase compensation, bonuses or other benefits payable to directors, officers or employees of the Crown Communications Business, Network or Mobile except, with respect to clauses (w) or (z) pursuant to Crown Benefit Plans in existence on July 11, 1997;

           (m) adopt any changes to the articles of incorporation or by-laws of Network or Mobile;

           (n) adopt any plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Crown Communications Business, Network or Mobile;

           (o) fail to make any material capital expenditures necessary to maintain the existing business of the Crown Communications Business, Network and Mobile;

           (p) enter into any Contract or transaction with any Affiliate or Related Person of any of the Crown Parties;

           (q) enter into or amend any Benefit Plan other than as required by law; or

           (r) agree in writing or otherwise to take any of the actions specified in this Section 7.1.

     7.2.  Consents.  Without limiting the provisions of Section 9.3 hereof, the
           --------
Crown Parties shall use commercially reasonable efforts to obtain or cause to be obtained prior to the Closing Date any necessary consents from any Person to the assignment (directly or indirectly) to Buyer of any Contract, License or other instrument and right of the Crown Parties included in the Acquired Business that requires the consent of any third party by reason of the transactions provided for in this Agreement, and Buyer will reasonably cooperate with the Crown Parties in this regard, but neither the Crown Parties nor Buyer will be obligated to make any special payment or grant any special concession to any party. For the avoidance of doubt, the procurement of any such necessary consents shall not be deemed to be a condition to Buyer's obligation to close the transaction contemplated hereby.

     7.3.  Notice of Proceedings.  The Crown Parties will promptly notify Buyer
           ---------------------
telephonically and in writing upon the Crown Parties' (i) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder or (ii) receiving any notice from any Governmental Entity of its intention (x) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions or (y) to nullify or render ineffective this Agreement or such transactions if consummated.

     7.4.  No Solicitation.  From July 11, 1997 through the Closing Date or the
           ---------------
earlier termination of this Agreement in accordance with its terms, none of the Crown Parties shall, nor shall any of the Crown Parties authorize or permit any Representative of any of the Crown Parties to, directly or indirectly solicit, initiate, encourage or participate in any discussions or negotiations with, or furnish any information or assistance to, or afford access to the properties, books and records or employees of the Crown Communications Business, Network or Mobile to, any Person or group (other than Buyer or its Representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving any of the Crown Parties. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by Sellers, the Crown Communications Business, Network or Mobile, or any Representative of Sellers, Network or Mobile, whether or not such Person is purporting to act on behalf of any of Seller, the Crown Communications Business, Network or Mobile, shall be deemed to be a breach of this Section 7.4 by Sellers.

     7.5.  Cooperation.  The Crown Parties acknowledge that Buyer intends to
           -----------
finance or refinance the acquisition of the Acquired Business by arranging for a loan or loans from certain banks and by issuing securities in the high yield debt market (collectively, the "Acquisition Financing"). In connection with the
                                ---------------------
Acquisition Financing, the Crown Parties shall cooperate with Buyer and aid Buyer in consummating the Acquisition Financing, including by (a) using commercially reasonable efforts to assist Buyer and its accountants in obtaining, no later than July 28, 1997, audited and unaudited combined historical financial statements for the Acquired Business meeting the requirements of Regulation S-X for a Form S-1 registration statement with the audited financial statements being audited by KPMG Peat Marwick LLP; (b) executing and delivering to KPMG Peat Marwick LLP a customary letter of representations to enable KPMG Peat Marwick LLP to deliver its audit opinion with respect to the audited combined financial statements referred to in clause
(a) above; (c) assisting Buyer in the preparation of a customary offering memorandum in connection with the issuance by Buyer of securities in the high yield debt market; (d) providing access to Buyer's Representatives at reasonable times to information and officers and other key employees of the Crown Communications Business, Network or Mobile for due diligence purposes in connection with the Acquisition Financing; and (e) providing access to Buyer's Representatives at reasonable times to prior audits, working papers and other information related to the financial statements of the Crown Communications Business, Network and Mobile. For the avoidance of doubt, in no event shall Buyer's obtaining or completing the audited financial statements or financing referred to above be deemed to constitute a condition to Buyer's obligation to close the transactions contemplated hereby. Any information obtained by Buyer and its Representatives pursuant to this Section 7.5 relating to the operation of the Acquired Business or the Crown Communications Business shall be held confidential pursuant to the Confidentiality Agreement referred to in Section
14.14 hereof; provided, however, that Buyer and its Representatives may disclose
              --------  -------
such information as is reasonably necessary to complete the Acquisition Financing (including as is reasonably necessary to meet their disclosure obligations in connection with the Acquisition Financing).

                                  ARTICLE 8.

                              Covenants of Buyer
                              ------------------

     Buyer covenants and agrees that from July 11, 1997 until the completion of the Closing:

     8.1.  Operation of the Business.  From July 11, 1997 until the Closing,
           -------------------------
except as expressly provided otherwise in this Agreement, Buyer and its Subsidiaries shall conduct, or cause to be conducted, their business in the ordinary course consistent with past practice (including with respect to the collection of receivables, payment of payables and other liabilities, advertising activities, sales practices (including promotions, discounts and concessions), capital expenditures and inventory levels, and contributions to or accruals to or in respect of Benefit Plans). Furthermore, without limiting the generality of the foregoing, Buyer and its Subsidiaries will (i) use reasonable commercial efforts to (A) preserve intact their business organizations, (B) keep available the services of their present officers and key employees, (C) continue in full force and effect without modification all existing policies or binders of insurance currently maintained in respect of their business, (D) preserve their current material relationships with customers, suppliers, lenders, creditors, employees, licensors, licensees, distributors and others with whom Buyer or any of its Subsidiaries or CTSH or any of its Subsidiaries has a material business or financial relationship, including without limitation the BBC Agreement, (E) safeguard the inventory of Buyer and its Subsidiaries from theft or misappropriation and (F) maintain the books and records of Buyer and its Subsidiaries in substantially the same manner as presently maintained and
(ii) not engage in any practice, take any action, fail to take any action or enter into any transaction that would or would reasonably be expected to result in any of the conditions set forth in Article 10 not being satisfied on the Closing Date.

     In furtherance and not in limitation of the foregoing, Buyer covenants and agrees that, prior to the Closing, without the prior written consent of the Crown Parties, none of Buyer or its Subsidiaries will:

          (a) issue, sell, transfer, pledge or otherwise dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or acquisition rights of any kind with respect to any shares of, capital stock of any class or series of Buyer or its Subsidiaries, other than issuances pursuant to the exercise of stock-based awards or options, including under the plans described in Section 6.13, outstanding on July 11, 1997 and the issuance of convertible preferred stock to investors in Buyer as contemplated in connection with transactions contemplated hereby;

          (b) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Buyer or any of its Subsidiaries or repurchase, redeem or otherwise acquire any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, Buyer or any of its Subsidiaries, other than intercompany distributions and advances between wholly owned Subsidiaries;

          (c) enter into any Contract relating to any acquisition or disposition, or the lease, mortgage or pledge of, of any assets or business of any Person that would be reasonably likely to have a Buyer Material Adverse Effect, other than in the ordinary course of business consistent with past practice and those contemplated by this Agreement, or amend, modify, terminate or violate any term of the BBC Agreement;

          (d) change any method of accounting or accounting principles or practice, except for any such change required by reason of a change in GAAP;

          (e) adopt any changes to the certificate of incorporation or by-laws of Buyer and similar governing instruments of its Subsidiaries;

          (f) adopt any plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Buyer or any of its Subsidiaries; or

          (g) agree in writing or otherwise to take any of the actions specified in this Section 8.1.


      8.2  Notice of Proceedings. Buyer will promptly notify the Crown Parties
           ---------------------
telephonically and in writing upon Buyer (i) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder or
(ii) receiving any notice from any Governmental Entity of its intention (x) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions or (y) to nullify or render ineffective this Agreement or such transactions if consummated.


      8.3  Corporate Name and Symbol. On the Closing Date, Buyer will take all
           -------------------------
necessary action such that CAC III shall adopt the name "Crown Communication Inc.", "Crown

Communications Inc." or another name including "Crown" that is satisfactory to Sellers and, after the Closing, CAC III shall not change its name without the prior written consent of Sellers. Commencing as of the Closing, CAC III, the Network Surviving Corporation, the Mobile Surviving Corporation and any other domestic Subsidiaries of any such entity and any successor to any such entity or such Subsidiary shall adopt and use the current Crown Symbol, to the extent reasonably possible and permitted under applicable law.

      8.4  Liquidity Provision.  Upon receipt of a completed application, and
           -------------------
compliance by Mr. Crown with any requirements under such application (including a customary physical examination), Buyer shall take appropriate steps to obtain and maintain for one year following the Closing Date, not less than $30 million in life insurance on the life of Robert A. Crown naming Barbara Crown as beneficiary in order to provide liquid funds to pay taxes related to the capital stock of Buyer owned by the Crowns resulting from the death of Robert A. Crown or both the Sellers; provided, however, that the annual premium for any such
                     --------  -------
life insurance shall not exceed $45,000.



                                  ARTICLE 9.


                        Mutual Covenants of the Parties
                        -------------------------------


     Buyer and the Crown Parties covenant and agree from July 11, 1997 until the completion of the Closing:

      9.1  Executive Compensation. As soon as practicable after the Closing,
           ----------------------
Buyer shall adopt, for the benefit of Robert A. Crown and other key employees named on Schedule 9.1, a mutually acceptable modern and meaningful compensation package containing appropriate base salary, short-term incentives, long-term incentives, pensions, group term life and medical insurance and other forms of compensation comparable to those offered by other companies of comparable size in the same or similar businesses. Prior to the Closing, Buyer shall provide to Robert A. Crown a detailed summary of such proposed compensation package. In his capacity as Chief Executive Officer, Robert A. Crown shall make the recommendations to the compensation committee or Board of Directors of Buyer, as applicable, regarding compensation packages for the benefit of employees of Crown Communications Inc.


      9.2  Hart-Scott-Rodino. As soon as possible (but in no event later than
           -----------------
five business days) after July 11, 1997, the parties shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice as are required to comply with the Hart-Scott-Rodino Act, and shall request early termination of the waiting period under the Hart-Scott-Rodino Act. The parties will furnish promptly all materials thereafter requested by any Governmental Entity having jurisdiction over such filings. The parties shall keep each other fully informed of the status of the Hart-Scott-Rodino Act filing and any other filings made to a Governmental Entity in connection with the transactions contemplated in this Agreement.


      9.3  Access to Facilities, Files and Records. At the reasonable request
           ---------------------------------------
of any party hereto and upon reasonable advance notice, the other parties will give or cause to be given to the authorized Representatives of such requesting party (i) full access to all facilities, management personnel, property, accounts, books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, logs, records and files of every character, equipment, machinery, fixtures, furniture, vehicles and notes and accounts payable and receivable and (ii) all such other information as such party may reasonably request; provided, however,
                                                             --------  -------
that parties shall not be required to permit such access or provide such information to the extent it unreasonably interferes with the operation of the party's business or such information is subject to a binding confidentiality agreement with a third party.

      9.4  Advice of Changes. Each party will give written notice to the other
           -----------------
parties promptly upon its learning of (i) the occurrence of any event that would or would be reasonably expected to cause or constitute a material breach had such event occurred or been known to such party prior to July 11, 1997, of any of such party's representations or warranties contained in this Agreement or in any disclosure schedule to this Agreement, or of a Crown Material Adverse Effect or a Buyer Material Adverse Effect, as the case may be, or (ii) any attempted unionization of employees of such party.


      9.5  Consummation of Agreement. Subject to the provisions of Section 14.1
           -------------------------
of this Agreement, each of the parties hereto will use all reasonable efforts to fulfill and perform all conditions and obligations required on its part to be fulfilled and performed under this Agreement, and to cause the transactions contemplated by this Agreement to be carried out.


      9.6  No Solicitation of Employees.
           ----------------------------

           (a) For a period of two years after July 11, 1997 or until the earlier consummation of the Mergers, neither Buyer nor any of its Subsidiaries will, nor will Buyer cause CTSH or any of its Subsidiaries to, directly or indirectly, solicit or hire any employee of the Crown Communications Business, Network or Mobile.

           (b) For a period of two years after July 11, 1997 or until the earlier consummation of the Mergers, none of the Crown Parties will, directly or indirectly, solicit or hire any employee of the Buyer, CTSH or any of their respective Subsidiaries.


      9.7  Standstill.
           ----------

          (a) Buyer acknowledges that Sellers have provided certain highly sensitive and proprietary information to Buyer relating to, inter alia, marketing plans, business strategies and methods of operations of the Crown Parties, which, if used by Buyer in violation of the Confidentiality Agreement, would be unfair and cause irreparable damage to the Crown Parties, for which Crown's legal remedies would be inadequate. Accordingly, for a period of one year from July 11, 1997, or until the earlier consummation of the Mergers, neither Buyer nor any of its Subsidiaries will, directly or indirectly, engage in, or provide any financial assistance to, or make any investment in any business engaging in any wireless communications site acquisition, ownership, design, development, construction, management and servicing, including broadcast and telecommunications tower and rooftop facilities ("Restricted Activities")
                                                      ---------------------
conducted in any service area (or any portion thereof) in Pennsylvania, West Virginia, Ohio or Kentucky served by the Crown Parties as of July 11, 1997 (the "Crown Territory"); provided,
                                            ---------------
however, that the prohibitions against Restricted Activities by Buyer set forth in this Section 9.7(a) shall not apply to any Restricted Activities directly related to or arising from existing contractual arrangements and certain contractual negotiations between Buyer and NEXTEL with respect to Restricted Activities within the Commonwealth of Kentucky, such contractual arrangements and negotiations having been entered into prior to July 11, 1997.

          (b) Sellers acknowledge that Buyer has provided certain highly sensitive and proprietary information to Seller relating to, inter alia, marketing plans, business strategies and methods of operations of the Buyer and its Subsidiaries, which, if used by Buyer in violation of the Confidentiality Agreement, would be unfair and cause irreparable damage to the Buyer, for which Buyer's legal remedies would be inadequate. Accordingly, for a period of one year from July 11, 1997 or until the earlier consummation of the Mergers, none of the Crown Parties will, directly or indirectly, engage in, or provide any financial assistance to, or make any investment in any business engaging in the any Restricted Activities conducted in any service area (or any portion thereof) in Arizona, Colorado, Mississippi, Nevada, New Mexico, North Dakota, Oklahoma, Puerto Rico or Texas served by the Buyer or its Subsidiaries as of July 11, 1997.


      Notwithstanding the foregoing, Buyer or any of its Subsidiaries may (i) acquire stock or assets of a business ("New Business") that is engaged in
                                        ------------
Restricted Activities in the Crown Territory, provided that the Restricted Activities conducted by such New Business in the Crown Territory account for less than 10% of the annual gross revenues of the New Business and less than 10% of the total asset value of such New Business, and provided further, that in each such case the Buyer or its Subsidiaries, or such New Business shall, within one (1) month of such acquisition, offer to sell to Sellers the portion of such New Business conducted in the Crown Territory upon the same price and other terms paid by Buyer for such portion of the New Business. In the event that Buyer is unable to allocate the consideration paid for the New Business to that portion thereof conducted in the Crown Territory, then Buyer and Sellers shall use commercially reasonable efforts to agree upon an acceptable price therefor.

          (c) Notwithstanding the consummation of the Mergers, the provisions of Sections 9.7(a) and (b) shall be reinstated and become effective as to all the parties if the Sellers exercise their rights under Section 11 of the Pledge Agreement by and among Robert A. Crown, Barbara Crown and Castle Tower Holding Corp. dated August 14, 1997 (the "Pledge Agreement") to take control of all
                                  ----------------
Collateral (as that term is defined in the Pledge Agreement) and the proceeds thereof.


                                  ARTICLE 10.


              Conditions to the Obligations of the Crown Parties
              --------------------------------------------------


     The obligations of the Crown Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Crown Parties) of the following conditions:

      10.1  No Buyer Material Adverse Effect; Representations and Warranties and
            --------------------------------------------------------------------
Covenants.
---------

            (a) No event or events shall have occurred since July 11, 1997 which, individually or in the aggregate, has had or is reasonably likely to result in a Buyer Material Adverse Effect.

            (b) Each of Buyer, CAC I and CAC II shall have performed in all material respects all of its obligations and complied in all material respects with all of its covenants hereunder required to be performed or complied with by it at or prior to the Closing and the representations and warranties of each of Buyer, CAC I and CAC II contained in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date, as if made at and as of such date, except for those representations and warranties that address matters only as of a particular date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such date).

      10.2  Proceedings. Neither the Crown Parties nor Buyer, CAC I or CAC II
            -----------
shall (a) be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby and (b) have received written notice from any Governmental Entity of its intention to institute any action or proceeding seeking to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby.


      10.3  Hart-Scott-Rodino. The applicable waiting period imposed by the
            -----------------
Hart-Scott-Rodino Act shall have expired or been terminated.


      10.4  Deliveries. Buyer shall have complied with each and every one of
            ----------
its obligations set forth in Section 4.3.


                                  ARTICLE 11.


            Conditions to the Obligations of Buyer, CAC I and CAC II
            --------------------------------------------------------


     The obligations of Buyer, CAC I and CAC II to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by such parties) of the following conditions:


      11.1  No Crown Material Adverse Effect; Representations, Warranties and
            -----------------------------------------------------------------
Covenants.
---------

          (a) No event or events shall have occurred since July 11, 1997 which, individually or in the aggregate, has had or is reasonably likely to result in a Crown Material Adverse Effect.

          (b) Each of the Crown Parties shall have performed in all material respects all of its obligations and complied in all material respects with all of its covenants hereunder required to be performed or complied with by it at or prior to the Closing and the representations and warranties of each of the Crown Parties contained in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date, as if made at and as of such date, except for those representations and warranties that address matters only as of a particular date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such date).

      11.2  Proceedings. Neither the Crown Parties nor Buyer, CAC I or CAC II
            -----------
shall (a) be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby and (b) have received written notice from any Governmental Entity of its intention to institute any action or proceeding seeking to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby.


      11.3  Hart-Scott-Rodino. The applicable waiting period imposed by the
            -----------------
Hart-Scott-Rodino Act relating to the transactions contemplated by this Agreement shall have expired or been terminated. The applicable waiting period imposed by the Hart-Scott-Rodino Act relating to the investment by certain of the Investors (as defined in the Shareholder Agreement) in Buyer in shares of convertible preferred stock in connection with the transactions contemplated by this Agreement shall have been expired or been terminated.


      11.4  Deliveries. Each of the Crown Parties shall have complied with each
            ----------
and every one of its obligations set forth in Section 4.2.


      11.5  Robert A. Crown. Robert A. Crown shall be alive and shall have the
            ---------------
mental and physical capacity to operate the Acquired Business as such business is operated by him as of July 11, 1997.


      11.6  Uminski Employment Agreement. The parties and Mark A. Uminski shall
            ----------------------------
have agreed to arrangements reasonably satisfactory to Buyer relating to the employment agreement dated as of November 1, 1996, between Network and Mark A. Uminski.

      11.7 FCC Authorization. The Crown Parties shall have received a "special temporary authorization" from the FCC to transfer the FCC Licenses set forth on
Schedule 5.12 (other than those listed on Schedule 1.7).


                                  ARTICLE 12.


                  Survival of Representations and Warranties
                  ------------------------------------------


      12.1  Survival. All representations and warranties contained in this
            --------
Agreement or in any Schedule, Exhibit, certificate, agreement, document or statement delivered pursuant hereto shall terminate on and as of the Closing.

      12.2  Indemnification. From and after the Closing, the parties shall
            ---------------
indemnify each other as set forth below.

            (a) Indemnification by Sellers.  Sellers jointly and severally shall
                --------------------------
indemnify Buyer, the Crown Communications Business, CAC I, CAC II, Network and Mobile and each of their respective Affiliates and each of their respective Representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (collectively, the "Buyer's Damages") suffered or incurred by any such indemnified party (other
     ---------------
than any relating to Taxes, for which indemnification provisions are set forth in Section 13.4) arising from, relating to or otherwise in respect of (i) any breach of any pre-closing covenant of Sellers contained in this Agreement, (ii) all Excluded Liabilities other than liabilities and obligations arising under or related to Excluded Leases and Excluded Contracts, and (iii) all obligations and liabilities of Network and Mobile of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than any such liabilities or obligations disclosed in Section 5.10 (b); provided, however,
                                                          --------  -------
that Sellers shall not have any liability under clause (i) above unless the Buyer's Damages shall have resulted from an intentional breach or fraud on the part of any of the Crown Parties.


            Each of Buyer, CAC I, CAC II, Network and Mobile acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby (other than matters related to the Shareholder Agreement and other than post-Closing covenants) and the Crown Communications Business (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article 12. In furtherance of the foregoing, each of Buyer, CAC I, CAC II, Network and Mobile hereby waives, from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against Sellers and their respective Affiliates arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article 12).

            (b) Indemnification by Buyer.  Buyer shall, and shall cause its
                ------------------------
Subsidiaries to, indemnify Sellers and their respective Affiliates and each of their respective Representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (collectively, "Sellers' Damages") incurred by any such indemnified
                          ----------------
party, arising from, relating to or otherwise in respect of (i) any breach of any pre-closing covenant of Buyer contained in this Agreement and (ii) all Assumed Liabilities; provided that Buyer shall not have any liability under clause (i) above unless the Sellers' Damages shall have resulted from an intentional breach or fraud on the part of Buyer.


            Each of the Sellers acknowledges and agrees that, should the Closing occur, his or her sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby (other than the matters related to the Shareholder Agreement and other than post-closing covenants, or claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article
12. In furtherance of the foregoing, each of the Sellers hereby waives from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) he or she may have against Buyer and its Affiliates arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article 12).

            (c) Losses Net of Insurance, etc.  The amount of any loss,
                -----------------------
liability, claim, damage, expense or Tax for which indemnification is provided under this Article 12 or Article 13 shall be net of any amounts recovered by the indemnified party under insurance policies with respect to such loss, liability, claim, damage, expense or Tax (collectively, a "Loss") and shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt or accrual of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the deductibility of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any indemnity payment hereunder or the deductibility of any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt or accrual of the indemnity payment or the deductibility of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the indemnified party's liability for Taxes and payments between Sellers and Buyer to reflect such adjustment shall be made if necessary. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for federal income Tax purposes.

            (d) Termination of Indemnification.  The obligations to indemnify
                ------------------------------
and hold harmless a party hereto pursuant to Sections 12.2(a) and 12.2(b) shall not terminate.

            (e) Procedures Relating to Indemnification under Article 12.  In
                -------------------------------------------------------
order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Article 13) in respect of, arising out of or involving a claim or demand made by any Person against the indemnified party (a "Third Party Claim"), such indemnified party
                                  -----------------
must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that
                                                  --------  -------
failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.


     If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by
                    --------
the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).


    If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnified party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnifying party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party.


    Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by

Section 12.2(a) or 12.2(b) other than Third Party Claims shall be governed by
Section 12.2(e). All Tax Controversies as defined in Section 13.3 shall be governed by Section 13.3.

            (f) Other Claims.  In the event any indemnified party should have
                ------------
a claim against any indemnifying party under Section 12.2(a) or 12.2(b) that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 12.2(a) or 12.2(b), except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 10 business days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 12.2(a) or 12.2(b), such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 12.2(a) or 12.2(b) and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute, and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

            (g) Mitigation.  Buyer and Sellers shall cooperate with each other
                ----------
with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability; provided that such party shall not be required to make such efforts
           --------
if they would be detrimental in any material respect to such party. In the event that Buyer or Sellers shall fail to make such commercially reasonably efforts to mitigate or resolve any claim or liability, then (unless the proviso to the foregoing covenant shall be applicable) notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any Person for any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if Buyer or Sellers, as the case may be, had made such efforts.


                                  ARTICLE 13


                              Tax-Related Matters
                              -------------------


     13.1.  Closing of Tax Year. The Crown Parties and Buyer hereby
            -------------------
acknowledge that, effective as of the Closing Date, each of Network and Mobile will cease to be an S corporation under the Code. As a result, each of Network's and Mobile's taxable years as an S corporation will terminate as of the Closing Date, and such corporations will be required to file Federal income tax returns and various state income and franchise tax returns for the period beginning January 1, 1997 and ending on the earlier to occur of December 31, 1997 and the date prior to the Closing Date, and, if the Closing does not occur prior to December 31, 1997, the period commencing January 1, 1998 and ending on the date prior to the Closing Date (the "Final S Tax Period(s)"). Each of the Crown Parties and Buyer hereby agree that Network and Mobile each shall be treated as an S corporation for Federal income tax purposes, and by all states and localities listed on Schedule 5.23(c), for the Final S Tax Period(s).


     13.2  Filing of Tax Returns.
           ---------------------

           (a) The Crown Parties shall, at their sole expense, cause Habib & Associates to prepare all Tax returns required to be filed by Network and/or Mobile or with respect to the Crown Communications Business for any taxable period which ends prior to the Closing Date or on the Closing Date and any Tax return with respect to the Crown Communications Business with respect to a
Section 1.6 Asset for any taxable period which ends prior to the date such
Section 1.6 Asset is transferred to the Buyer, including the Federal income tax return(s) for the Final S Tax Period(s), and the various state income tax and franchise returns for the same period(s) (each, a "Pre-Closing Tax Return");
                                                   ----------------------
provided, however, that (i) such returns shall be prepared on a basis consistent
--------  -------
with the intention of the parties that each of the Mergers will qualify as a "reorganization" within the meaning of Section 368(a) of the Code (to the extent such position is consistent with applicable law) and that the purchase of the Crown Communications Business will be a taxable transaction, (ii) such returns shall be prepared on a basis consistent with past practice and in a manner that does not distort taxable income (e.g., by deferring income to a period after the
                                 ----
Closing or accelerating deductions to a period prior to the Closing) and (iii) such returns shall be submitted to Buyer no less than two weeks prior to the due date for filing and shall not be filed without the prior written consent of Buyer. The parties shall use reasonable commercial efforts to promptly resolve any disagreements as to the Pre-Closing Tax return(s). Any remaining disagreements will be referred to a "Big 6" accounting firm, mutually agreed upon by Buyer and Sellers, for resolution, provided that the scope of review by
                                           --------
such accounting firm shall be limited to the disputed items.

           (b) All returns with respect to Taxes for a Tax Indemnification Period (as defined in Section 13.4), other than Pre-Closing Tax Returns, shall be prepared by Buyer in a manner consistent with that set forth in Section 13.2(a).

           (c) The Crowns shall pay to Buyer, Network or Mobile, as Buyer may direct, all amounts due with respect to Pre-Closing Tax Returns or any other return for the Tax Indemnification Period no later than two days prior to the due date for payment with respect thereto.

           (d) Any tax refunds of Taxes of Network, Mobile or the Crown Communications Business attributable to the Tax Indemnification Period shall be for the account of the Crowns. Any other tax refunds shall be for the account of Buyer.


     13.3.  Tax Audits, Etc. The Crowns and Buyer shall promptly notify each
            ---------------
other in writing within 10 days from receipt by any of them (or Network or Mobile, in the case of Buyer) of notice of any pending or threatened Tax audit, determination or assessment of Network, Mobile or the Crown Communications Business for any Tax Indemnification Period (a "Tax Controversy"); provided,
                                                ---------------    --------
however, that the failure of one party to so notify the other party of any
-------

Tax Controversy shall not affect such other party's obligations hereunder except to the extent such other party is actually prejudiced by such failure. Except as otherwise provided in this Section 13.3, the Crowns shall have the right to control, at their own expense, all phases of any Tax Controversy relating to a Pre-Closing Tax Return. In connection with any such Tax Controversy, the Crowns shall have the right to employ third-party advisors, including accountants and attorneys, all at their own expense; provided, however, that no such third-party
                                     --------  -------
advisors shall be retained without the prior consent of Buyer. The Crowns shall regularly consult with Buyer in connection with any such Tax Controversy and shall provide reports (including copies of any and all correspondence received by the Crowns from taxing authorities) to Buyer no less frequently than monthly to apprise it of the status thereof. Buyer shall have the right to participate, at its own expense, in any and all proceedings with respect to any such Tax Controversy. Notwithstanding the foregoing, the Crowns shall have no right, without the prior written consent of Buyer, to (A) enter into any settlement agreement, closing agreement or other agreement in compromise with any taxing authority in connection with a Tax Controversy, (B) file a petition in any court in connection with a Tax Controversy (whether in the form of a claim for refund, a challenge of an asserted deficiency or otherwise) or appeal or file to appeal any decision of any court in connection with a Tax Controversy or (C) permit the expiration of any period of time during which administrative or judicial relief may be sought with respect to a Tax Controversy. Buyer shall have the right to control, at its own expense, all phases of any Tax Controversy other than a Tax Controversy relating to a Pre-Closing Tax Return. The Crowns shall have the same right to participate in any such Tax Controversy as Buyer would have in a Tax Controversy relating to a Pre-Closing Tax Return.

     13.4.  Tax Indemnification. The Crowns jointly and severally shall
            -------------------
indemnify and hold harmless Buyer, CAC I, CAC II, Network and Mobile and their respective affiliates from (i) (A) all liability for Taxes of Network, Mobile or the Crown Communications Business for all taxable periods ending on or before the Closing Date and the portion of any taxable period as of the Closing Date where the taxable period includes (but does not end on) the Closing Date; (B) all liability for Taxes of the Crown Communications Business incurred with respect to a Section 1.6 Asset, for all taxable periods ending on or before the date such Section 1.6 Asset is transferred, and the portion of any taxable period which includes (but does not end on) such date; and (C) all liability for Taxes of the Crown Communications Business arising out of the ownership, operation or transfer of any Section 1.6 Asset that is transferred to BANM or BellSouth (clauses (A), (B) and (C), collectively, the "Tax Indemnification
                                                        -------------------
Period"), (ii) (A) all liability (as a result of Treasury Regulation (S) 1.1502-
------
6(a) or otherwise) for Taxes of any person other than Network or Mobile which is or has ever been affiliated with Network or Mobile or with whom Network or Mobile has ever joined (or has ever been required to join) in filing any consolidated, combined, unitary or aggregate return, or with respect to which Network, Mobile or the Crown Communications Business is a transferee or a successor, (iii) any loss, liability, claim, damage or expense attributable to any breach of any warranty or representation contained in Section 5.23 (relating to Taxes), or any breach by the Crown Parties of any covenant contained in this
Article 13 (relating to Taxes), (iv) all liability for Taxes arising (directly or indirectly) as a result of or otherwise attributable to the sale of the Crown Communications Business, the Mergers or otherwise in connection with this Agreement or the transactions contemplated hereby, other than any transfer taxes to the extent assumed by Buyer pursuant to Section 13.5, and (v) all liability for reasonable legal, accounting, appraisal, consulting or similar fees and expenses attributable to any item in clauses (i) through (iv) above.


     In the case of any taxable period that includes (but does not end on) the Closing Date (or, with respect to a Section 1.6 Asset, the date such Section 1.6 Asset is transferred to the Buyer) (a "Straddle Period"):
                                       ---------------


          (i) real, personal and intangible property Taxes ("Property Taxes") of
                                                             --------------
Network, Mobile or the Crown Communications Business for the Straddle Period shall be equal to the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire Straddle Period; and


          (ii) the Taxes of Network, Mobile or the Crown Communications Business (other than property Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.


     13.5.  Transfer Taxes, Etc. All transfer, documentary, sales, use,
            -------------------
registration and other such Taxes (including all applicable real estate transfer or gains Taxes and stock transfer and sales Taxes) and the related fees (including any penalties, interests and additions to Tax) incurred in connection with the sale of the Crown Communications Business, the Mergers or otherwise in connection with this Agreement or the transactions contemplated hereby shall be paid by Buyer, and the Crowns and Buyer shall cooperate in timely preparing and filing all Returns as may be required to comply with the provisions of such Tax laws. The Crowns shall cooperate with Buyer to minimize, to the extent permitted by law, the amount of any sales taxes, transfer taxes or similar taxes and fees imposed with respect to the transactions contemplated by this Agreement, including by utilizing any applicable sales tax exemptions for occasional sales.

     13.6.  Tax Certificate. The Crowns shall deliver to Buyer at the Closing
            ---------------
and upon the transfer of each Section 1.6 Asset to the Buyer a duly executed and acknowledged certificate, in form and substance acceptable to Buyer and in compliance with the Code and Treasury Regulations, certifying such facts as to establish that the sale of the Crown Communications Business, the Mergers and any other transactions contemplated hereby are each exempt from withholding under Section 1445 of the Code.


     13.7.  Tax Agreements. The Crown Parties shall cause the provisions of
            --------------
any agreement, arrangement or practice with respect to Taxes (including any Tax sharing agreements) between the Crowns and their affiliates other than Network and Mobile, on the one hand, and Network, Mobile and the Crown Communications Business on the other hand, to be terminated on or before the Closing Date. After the Closing Date, no Person shall have any rights or obligations under any such agreement, arrangement or practice with respect to Taxes.

     13.8.  Access to Books and Records. After the Closing Date, each party
            ---------------------------
shall, upon the request of the other party, in connection with the preparation by either party of Tax returns or Tax contests and for such other purposes as either party shall reasonably request: (i) provide to the officers and other authorized Representatives of the requesting party full access, during normal business hours upon reasonable advance notice, to any and all premises, properties, files, books, records, documents and other information of Network, Mobile or the Crown Communications Business, (ii) cause its officers to (and in the case of Crowns, the Crowns will) furnish to the requesting party and its authorized Representatives any and all relevant financial, technical and operating data and other information pertaining to Network, Mobile or the Crown Communications Business, (iii) make available to the requesting party and its authorized Representatives personnel to consult with such Persons and (iv) make available for inspection and copying by the requesting party at such party's expense true and complete copies of any documents relating to the foregoing. Any information obtained by either party pursuant to this Section 13.8 relating to the operation of Network, Mobile or the Crown Communications Business after (in the case of the Crowns) or prior to (in the case of Buyer) the Closing shall be held confidential by the requesting party to the same extent as the requesting party is required to keep information confidential pursuant to the Confidentiality Agreement referred to in Section 14.14 hereof. In exercising their rights under the foregoing provisions of this Section 13.8, the requesting party and its Representatives shall not interfere with the other party's normal operations.


     13.9.  Allocation of Crown Value. The value of the Crown Communications
            -------------------------
Business and the Assumed Liabilities and the Network and Mobile Common Stock shall be mutually agreed to by Buyer and the Crowns at or prior to the Closing Date. The parties agree that, except as otherwise provided in Section 13.5, the sole consideration allocable to the Mergers is 1,440,000 shares of Castle B Common Stock. Such agreed allocations shall be set forth on Schedule 13.9 to this Agreement, and all allocations contained in such Schedule shall be used by the parties in preparing all relevant Tax returns, information reports and other Tax documents and forms (unless a contrary allocation is required pursuant to a final determination of a relevant Governmental Entity).

     13.10.  Survival. Notwithstanding any other provision in this Agreement,
             --------
this Article 13 shall survive the Closing Date and remain in force until the expiration of the relevant statutes of limitation (including all periods of extension, whether automatic or permissive).



                                  ARTICLE 14


                                 Miscellaneous
                                 -------------


     14.1.  Termination of Agreement. This Agreement may be terminated at any
            ------------------------
time on or prior to the Closing Date (a) by the mutual consent of Sellers and Buyer; (b) by Sellers or Buyer if the Closing has not taken place by October 31, 1997, and the party seeking to terminate this Agreement has not contributed in any material way to the failure of the transaction to close by such date; or (c) by Sellers, if the Buyer has not terminated the Agreement pursuant to clause (x) of this Section 14.1, below, and Buyer fails or refuses to close the transaction on the scheduled Closing Date notwithstanding the prior satisfaction or waiver of all of Buyer's conditions to Closing in Article 11. In addition, this Agreement may be terminated at any time on or prior to the Due Diligence Completion Date (x) by Buyer, if Buyer provides a written certification to Sellers to the effect that Buyer, in good faith, has not confirmed or determined that it is satisfied in all material respects with respect to the matters referred to in clause (b) of Section 3.1 and specifying, in reasonable detail, the reasons supporting such certification; and (y) by Sellers, if Sellers provide a written certification to Buyer to the effect that Sellers, in good faith, have not confirmed the matters referred to in clause (a) of Section 3.1 and specifying, in reasonable detail, the reasons supporting such certification. Any such certification shall be delivered to the other party on or prior to the Due Diligence Completion Date.


     14.2.  Liabilities Upon Termination. Except for the obligations contained
            ----------------------------
in Sections 14.3, 14.7, 14.14 and 14.16 hereof, which shall survive any termination of this Agreement, and except as provided in the next sentence of this Section 14.2, upon the termination of this Agreement pursuant to Section
14.1 hereof, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants or stockholders, shall have any rights, liabilities or obligations hereunder or with respect hereto. If this Agreement is terminated (a) by Buyer pursuant to clause (x) of Section 14.1 or by Buyer or Sellers pursuant to clause (a) or (b) of Section 14.1, then Sellers shall forthwith return to Buyer the Advance Payment (and any interest or earnings thereon); (b) by Sellers pursuant to clause (c) of Section 14.1, then Sellers shall retain the Advance Payment (and any interest or earnings thereon) as liquidated damages; or (c) by Sellers pursuant to clause (y) of Section 14.1, then Sellers shall retain one-half of the Advance Payment (together with one-half of any interest or earnings thereon) as liquidated damages, and shall forthwith return to Buyer the remaining one-half of the Advance Payment (together with one-half of any interest or earnings thereon).


     14.3.  Expenses. Each party hereto shall bear all its expenses incurred
            --------
in connection with the transactions contemplated in this Agreement, including accounting, legal and financial advisory fees incurred in connection herewith; provided, however, that (i) Buyer shall pay in the first instance any
--------  -------
Hart-Scott-Rodino filing fees required to be paid in connection with the Hart-Scott-Rodino applications of both Buyer and Sellers referred to in Section 9.2 hereof, and at Closing the Crown Parties shall reimburse Buyer for 50% of all such Hart-Scott-Rodino filing fees promptly upon presentation by Buyer of appropriate supporting documentation with respect thereto, (ii) the Buyer shall pay any sales or transfer taxes arising from the transfer of the Acquired Business to Buyer as provided in Section 13.5, and (iii) Buyer shall pay the cost of any reasonable and customary title insurance which Buyer elects to obtain with respect to any interest in Real Property included in the Acquired Business.

     14.4.  Bulk Sales Laws. Buyer hereby waives compliance with the provisions
            ---------------
of any applicable bulk sales law, and Buyer agrees to indemnify and hold Sellers harmless from all claims made by creditors with respect to non-compliance with any bulk sales law.


     14.5.  Assignments. No party hereto may assign any of its rights or
            -----------
delegate any of its duties hereunder without the prior written consent of the other parties, and any such attempted assignment or delegation without such consent shall be void, except that Buyer may assign any or all of its rights (but not its obligations) hereunder to CAC III.

     14.6.  Further Assurances. From time to time prior to, at and after the
            ------------------
Closing Date, each party hereto will execute all such instruments and take all such actions as any other party, being advised by counsel, shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Date, any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.


     14.7.  Public Announcement. Prior to the Closing Date, no party shall,
            -------------------
without the approval of the others, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law, in which case such party shall give advance notice to the other parties and the parties shall use all reasonable efforts to cause a mutually agreeable release or announcement to be issued.


     14.8.  Notices. Notices and other communications provided for herein shall
            -------
be in writing (which shall include notice by facsimile transmission) and shall be delivered or mailed (or if by facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:


                   If to any of the Crown Parties:

                           Mr. and Mrs. Robert A. Crown
                           c/o Crown Communications
                           Penn Center West III
                           Suite 229
                           Pittsburgh, PA  15276
                           Facsimile No.:  412-788-0908



                   with a copy to:

                           Kirkpatrick & Lockhart LLP
                           1500 Oliver Building
                           Pittsburgh, Pennsylvania 15222-2312
                           Facsimile No.: (412) 355-6501


                           Attention:  Charles J. Queenan, Jr., Esq.


                   If to Buyer, CAC I or CAC II:


                           Castle Tower Holding Corp.
                           510 Bering Drive, Suite 310
                           Houston, Texas 77057
                           Facsimile No.: (713) 974-1926


                           Attention:  David L. Ivy
                   with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY  10019
                           Facsimile No.: (212) 474-1000


                           Attention:  Susan Webster, Esq.

or to such other address as a party may from time to time designate in writing in accordance with this Section 14.8. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.


     14.9.  Captions. The captions of Articles and Sections of this Agreement
            --------
are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.


     14.10.  Governing Law. This Agreement shall be governed by, construed, and
             -------------
enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles.


     14.11.  Waiver of Provisions. The terms, covenants, representations,
             --------------------
warranties and conditions of this Agreement may be amended, modified of waived only by a written instrument executed by the party sought to be bound thereby. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     14.12.  Counterparts. This Agreement may be executed in several
             ------------
counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.


     14.13.  Entire Agreement. This Agreement and the Confidentiality Agreement
             ----------------
referenced in Section 14.14, including the Schedules, Exhibits and Annexes hereto, constitute the entire Agreement between the parties and supersede and cancel any and all prior agreements between them relating to the subject matter hereof.


     14.14.  Confidentiality. All information provided to Buyer or its
             ---------------
Representatives by or on behalf of Sellers or their affiliates before or after July 11, 1997 concerning the business, assets, liabilities and operations of Sellers, the Acquired Business or the Crown Communications Business shall be governed by the Confidentiality Agreement dated as of June 27, 1997, heretofore executed by Buyer and the Crown Parties. All information provided to the Crown

Parties or their respective Representatives by or on behalf of Buyer or its affiliates before or after July 11, 1997 concerning the business, assets, liabilities and operations of Buyer and its Subsidiaries and affiliates shall be governed by the Confidentiality Agreement dated as of June 27, 1997, heretofore executed by the Crown Parties and Buyer.


     14.15.  Submission to Jurisdiction; Waivers. Each of Buyer, CAC I, CAC II
             -----------------------------------
and the Crown Parties hereby irrevocably and unconditionally:

             (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition of the enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the Commonwealth of Pennsylvania, the courts of the United States of America located in the Commonwealth of Pennsylvania and appellate courts from any of the foregoing;

             (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

             (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 14.8 hereof.


     14.16.  Brokers or Finders. Each party agrees to indemnify and hold the
             ------------------
other harmless from and against any and all claims, liabilities, or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by the other party or its Affiliates.


     14.17.  Specific Performance. The parties hereto agree that irreparable
             --------------------
damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the term and provisions of this Agreement in any courts of the Commonwealth of Pennsylvania or any courts of the United States of America located in the Commonwealth of Pennsylvania, in addition to any other remedy to which they are entitled at law or in equity.


     14.18.  Definitions; Construction.
             -------------------------

             (a) As used herein, the following terms shall have the following meanings:


             "Affiliate" means, with respect to any specified Person, any
              ---------
other Person directly or indirectly controlling or controlled by or under the direct or indirect common control with such specified Person. Without limiting the generality of the foregoing, for purposes of this Agreement, CTSH and its Subsidiaries shall each be deemed to be an Affiliate of Buyer.

     "Person" means an individual, a corporation, a limited liability company, a
      ------
partnership, a joint venture, a business association, a trust or any other entity or organization, including a Governmental Entity.


     "Representative" when used with respect to any Person means any directors,
      --------------
officers, employees, stockholders, agents or representatives (including attorneys, accountants, consultants, banks and financial advisors) of such Person.


     "Subsidiary" when used with respect to any Person means any other Person,
      ----------
whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries.

     (b) The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and exhibits and Schedules to, this Agreement unless the context shall otherwise require.


     14.19.  No Third Party Beneficiaries. This Agreement is not intended to
             ----------------------------
confer upon any Person other than the parties hereto and their respective successors and assigns any rights or remedies hereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                         ROBERT A. CROWN,


                                         /s/ ROBERT A. CROWN
                                         ------------------------------------
                                         Individually and as a shareholder of
                                         Network and Mobile



                                         /s/ ROBERT A. CROWN
                                         ------------------------------------
                                         Robert A. Crown, d/b/a Crown
                                         Communications



                                         BARBARA CROWN,

                                         /s/ BARBARA CROWN
                                         ------------------------------------
                                         Individually and as a shareholder of
                                         Network and Mobile



                                         Barbara Crown, d/b/a Crown
                                         Communications


                                         CROWN NETWORK SYSTEMS, INC.,


                                         By: /s/ ROBERT A. CROWN
                                            ----------------------------------
                                            Name:  Robert A. Crown
                                            Title: Chief Executive Officer and
                                                   President



                                         CROWN MOBILE SYSTEMS, INC.,


                                         By: /s/ ROBERT A. CROWN
                                            ---------------------------------
                                            Name:  Robert A. Crown
                                            Title: Chief Executive Officer and
                                                   President

                                         CASTLE TOWER HOLDING CORP.,


                                         By: /s/ DAVID L. IVY
                                            ---------------------------------
                                            Name:  David L. Ivy
                                            Title:  President



                                         CASTLE ACQUISITION CORP. I



                                         By: /s/ DAVID L. IVY
                                            ---------------------------------
                                            Name:  David L. Ivy
                                            Title:  Vice President


                                         CASTLE ACQUISITION CORP. II


                                         By: /s/ DAVID L. IVY
                                            ---------------------------------
                                            Name:  David L. Ivy
                                            Title:  Vice President